UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CHEMICAL FINANCIAL CORPORATION
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March 4, 2016

235 East Main Street
Midland, Michigan 48640
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 18, 2016

To Our Shareholders:
The 2016 annual meeting of shareholders of Chemical Financial Corporation will be held at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, on Monday, April 18, 2016, at 2:00 p.m. local time. At the meeting, we will consider and vote on:

1.	Election of 7 directors;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

3.	Advisory approval of executive compensation.
We will also conduct any other business that properly comes before the meeting or at any adjournment of the meeting.
You are receiving this notice and can vote at the meeting and any adjournment of the meeting if you were a shareholder of record as of the close of business on February 18, 2016. The enclosed proxy statement and proxy are first being sent to our shareholders on approximately March 4, 2016. A copy of our annual report for the year ended December 31, 2015 is enclosed with this notice.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 18, 2016. Our proxy statement and annual report for the year ended December 31, 2015, which accompany this notice, are available for viewing, printing and downloading on the internet at www.edocumentview.com/chfc or in the “Investor Information” section of our website, www.chemicalbankmi.com, by clicking the 2016 Proxy Statement and 2015 Annual Report links, respectively. In addition, you may obtain electronic copies of all of our filings with the U.S. Securities and Exchange Commission during the last five years from this section of our website.
We look forward to seeing you at the meeting.
By Order of the Board of Directors,
David B. Ramaker
Chairman, Chief Executive Officer and President
March 4, 2016

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY OR VOTE BY TELEPHONE OR THE INTERNET.

CHEMICAL FINANCIAL CORPORATION
PROXY STATEMENT
dated March 4, 2016
For the Annual Meeting of Shareholders
to be held April 18, 2016
Introduction
Use of Terms
In this proxy statement, “we,” “us,” “our,” the “Company,” the “Corporation” and “Chemical Financial” refer to Chemical Financial Corporation, the “Bank” refers to Chemical Bank, and “you” and “your” refer to each shareholder of Chemical Financial Corporation.
Questions and Answers about the Proxy Materials and Our 2016 Annual Meeting

Q.	Why am I receiving these materials?

A .
Chemical Financial's board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Chemical Financial Corporation 2016 annual meeting of shareholders. The meeting will take place on Monday, April 18, 2016, at 2:00 p.m. local time, at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q .	What proposals will be voted on at the annual meeting?

A.	The following proposals are scheduled to be voted on at the annual meeting:

•	Election of 7 directors (Proposal 1);

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal 2); and

•	Advisory approval of our executive compensation (Proposal 3).
In addition, any other business that properly comes before the meeting will be considered and voted on. As of the date of this proxy statement, we are not aware of any other matters to be considered and voted on at the meeting. If any other matters are presented, the persons named as proxies on the enclosed proxy will have discretionary authority to vote for you on those matters.

Q.	What information is contained in these materials?

A .
The information included in this proxy statement discusses the proposals to be voted on at the meeting, the voting process, the compensation of our directors and named executive officers, and certain other required information. Your proxy, which you may use to vote on the proposals described in this proxy statement, is also enclosed.

Q .	When did the Company begin sending and delivering this proxy statement and the enclosed proxy to shareholders?

A .	We began sending and delivering this proxy statement and the enclosed proxy to our shareholders on approximately March 4, 2016.

Q .	How does the Company's Board of Directors recommend that I vote?

A .	Your board of directors recommends that you vote FOR approval of Proposals 1, 2 and 3.

Q .	Who may vote?

A .
You may vote at the annual meeting if you were a shareholder of record of Chemical Financial common stock at the close of business on February 18, 2016. Each shareholder is entitled to one vote per share of Chemical Financial common stock on each matter presented for a shareholder vote at the meeting. As of February 18, 2016, there were 38,174,174 shares of Chemical Financial common stock issued and outstanding.

Q.	How do I vote?

A .	If you properly sign and return the enclosed proxy, the shares represented by that proxy will be voted at the annual meeting and at any adjournment of the meeting.
If you specify a choice on the proxy, your shares will be voted as specified. If you do not specify a choice, your shares will be voted for approval of Proposals 1, 2 and 3. If any other matter comes before the meeting, your shares will be voted at the discretion of the persons named as proxies on the proxy.
If you are a shareholder of record, Chemical Financial also offers you the convenience of voting by telephone or through the Internet, 24 hours a day, seven days a week.
Internet Voting.    You may vote via the Internet by visiting www.envisionreports.com/chfc. Follow the steps outlined on the secure website.
Telephone Voting.    To vote by telephone, dial the toll-free number on the instructions included on your proxy and listen for further directions.

Q.	How do I vote my shares acquired through the stock purchase and dividend reinvestment plan (Computershare CIP)?

A.
If you are enrolled in Chemical Financial's stock purchase and dividend reinvestment plan (Computershare CIP), the enclosed proxy covers: (1) all shares of Chemical Financial's common stock owned of record by you at the record date, and (2) all shares of Chemical Financial's common stock held by you in the Computershare CIP at that time. Computershare, as agent under the Computershare CIP, will vote any common stock held by it under the Computershare CIP in accordance with your written direction as indicated on the proxy. All such shares will be voted the way you direct. If no specific instruction is given on a returned proxy, Computershare will vote as recommended by the board of directors.

Q .	How do I vote if I hold my shares in “street name”?

A .
If you hold your shares in “street name,” which means that your shares are registered in the name of a bank, broker or other nominee (which we collectively refer to as your “broker”), your broker must vote your street name shares in the manner you direct if you provide your broker with proper and timely voting instructions. Please use the voting forms and instructions provided by your broker or its agent. These forms and instructions typically permit you to give voting instructions by telephone or the Internet if you wish. If you are a street name holder and want to change your vote, you must contact your broker. Please note that you may not vote shares held in street name in person at the annual meeting unless you request and receive a valid proxy from your broker.

Q .	Does my broker have discretionary authority to vote my shares?

A .
If you do not provide your broker with voting instructions, then your broker has discretionary authority to vote your shares on certain “routine” matters. We expect that Proposal 2 will be considered a routine matter and your broker will have discretionary authority to vote your shares on the proposal. Proposals 1 and 3 are not considered routine matters and your broker will not have discretionary authority to vote your shares on these matters. It is important that you promptly provide your broker with voting instructions if you want your shares voted on Proposals 1 and 3.

Q .	Can I change my mind after I return my proxy?

A.	Yes. You may revoke your proxy at any time before it is voted at the meeting by doing either of the following two things:

•	by delivering written notice of revocation to Chemical Financial's Corporate Secretary, William C. Collins, at 235 East Main Street, Midland, Michigan 48640; or

•	by attending the meeting and voting in person.

Q .	What are broker non-votes?

A.
Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker has not received timely voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote those shares. In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

Q .	What is the quorum requirement for the annual meeting?

A .
To conduct business at the annual meeting, a quorum of shareholders must be present. The presence in person or by properly executed proxy of the holders of a majority of all issued and outstanding shares of Chemical Financial common stock entitled to vote at the meeting is necessary for a quorum. To determine whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter.

Q.	What vote is necessary to approve the proposals?

A .
Election of Directors.    A plurality of the shares voting is required to elect directors. This means that, if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected to the open director positions. Abstentions, broker non-votes and other shares that are not voted in person or by proxy will not be included in the vote count.

Proposals 2 and 3.    Proposals 2 and 3 will be approved if a majority of the shares that are voted on each proposal at the meeting are voted in favor of each proposal. Abstentions, broker non-votes and other shares that are not voted on Proposals 2 and 3 in person or by proxy will not be included in the vote count.
Required Vote for Other Matters.    We do not know of any other matters to be presented at the meeting. Generally, any other proposal to be voted on at the meeting would be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy would not be included in the vote count.

Q.	May the annual meeting be adjourned?

A .
Yes. The shareholders present at the meeting, in person or by proxy, may, by a majority vote, adjourn the meeting despite the absence of a quorum. Shares represented by proxy may be voted at the discretion of the proxy holder on a proposal to adjourn the meeting.

Q .	What does it mean if I receive more than one proxy or voting instruction card?

A .	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxies and voting instruction cards you receive.

Q.	Where can I find the voting results of the annual meeting?

A.
We will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (SEC) within four business days after the date of the annual meeting.

Overview of Proposals
This proxy statement contains three proposals requiring shareholder action. Proposal 1 requests the election of 7 directors to the board of directors. Proposal 2 requests the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016. Proposal 3 requests advisory approval of our executive compensation.

Proposal 1
Election of 7 Directors
Following a review and nomination from the Corporate Governance and Nominating Committee, the board of directors proposes that the following nominees be elected as directors for terms expiring at the 2017 annual meeting of shareholders:
Gary E. Anderson
James R. Fitterling
Richard M. Lievense
John E. Pelizzari
David B. Ramaker
Larry D. Stauffer
Franklin C. Wheatlake
Each proposed nominee currently serves as a director of Chemical Financial for a term that will expire at this year's annual meeting. Mr. Terence F. Moore is currently a director of Chemical Financial. Mr. Moore will retire from the board of directors at the annual meeting on April 18, 2016 in accordance with Chemical Financial's mandatory age retirement policy after serving over eighteen years on the board of directors of Chemical Financial and over twenty four years on the board of directors of Chemical Bank. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named above.
Biographical information concerning the nominees for director of Chemical Financial appears below under the heading “Board of Directors.” All current directors and nominees for director, except David B. Ramaker and Richard M. Lievense, qualified as independent directors as defined by NASDAQ Listing Rules, including such definitions applicable to each committee of the board of directors upon which he serves or served. In making this determination, the board of directors considered all ordinary course loan and other business transactions between the directors and Chemical Bank.
Your Board of Directors and Corporate Governance and Nominating Committee
recommend that you vote FOR the election of all nominees as directors.

Proposal 2
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016

The Audit Committee has appointed KPMG LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Corporation and its subsidiaries as of and for the year ending December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016, and to perform such other appropriate audit-related accounting, tax compliance or other tax services as may be approved by the Audit Committee. The Audit Committee and the board of directors propose and recommend that shareholders ratify the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2016.
More information concerning the relationship of the Company with its independent registered public accounting firm appears below under the subheading “Board Committees - Audit Committee” and the headings “Audit Committee Report” and “Independent Registered Public Accounting Firm.”
If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider a change of the independent registered public accounting firm for the next year.
Your Board of Directors and Audit Committee
recommend that you vote FOR Proposal 2.

Proposal 3
Advisory Approval of Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) requires, among other things, that the Corporation permit a non-binding, advisory vote to approve the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement.
This proposal (sometimes referred to as a Say-on-Pay proposal) gives you, as a shareholder, the opportunity to approve or not approve the compensation of our named executive officers through the following resolution:
“Resolved, that the compensation paid to the Corporation's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby approved.”
The Corporation believes that our executive compensation programs appropriately align named executive officers' incentives with shareholder interests and are designed to attract and retain high quality executive talent. We believe that our executive compensation policies are and have been competitive within the industry and in comparison with the compensation policies of competitors in the markets that we serve. We also believe that both the Corporation and shareholders benefit from responsive corporate governance policies and dialogue.
The vote is advisory and not binding upon the Corporation and its board of directors, and may not be construed as overruling a decision by the board of directors or creating an additional fiduciary duty of the board of directors. However, the Compensation and Pension Committee will take into account the outcome of the vote when considering future executive compensation decisions.
The Corporation's current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of shareholders. The next such vote will occur at the 2017 annual meeting of shareholders.
Your Board of Directors and Compensation and Pension Committee
recommend that you vote FOR Proposal 3.

Board of Directors
General
The board of directors presently consists of eight individuals. Mr. Moore will retire from the board of directors at the annual meeting on April 18, 2016 in accordance with the Corporation's mandatory age retirement policy. The term of office for each of the directors is one year and expires at the annual meeting each year.
Chemical Financial's Nominees for Election as Directors
Except as otherwise indicated, each director and nominee has had the same principal occupation and employment during the past five years. The age of each director and nominee is as of December 31, 2015.
Gary E. Anderson, age 70, has served as a director of Chemical Financial since January 2005 and is a member of the Audit, Compensation and Pension, Corporate Governance and Nominating and Risk Management Committees. Mr. Anderson served as a director of Chemical Bank from January 2001 until April 2015. Mr. Anderson was Lead Independent Director of the Corporation from April 2006 to April 2011. Mr. Anderson is retired Chairman of the Board of Dow Corning Corporation (Dow Corning). Mr. Anderson joined Dow Corning, a diversified company specializing in the development, manufacture and marketing of silicones and related silicon-based products, in 1967 and served in various executive capacities for over 25 years, including Chairman, President and Chief Executive Officer, retiring as Chairman on December 31, 2005. Mr. Anderson has served as a director of Eastman Chemical Company since August 2007 and as its Lead Independent Director from April 2011 to April 2013. In nominating Mr. Anderson, the Corporate Governance and Nominating Committee considered as important factors Mr. Anderson's extensive experience in leading a large, internationally diverse business organization, his familiarity with an important market area in which Chemical Financial competes, his familiarity with financial statements of large business organizations, and his experience in the areas of corporate finance, corporate governance and executive compensation.
James R. Fitterling, age 54, has served as a director of Chemical Financial since July 2010 and is Chairman of the Compensation and Pension Committee and a member of the Audit, Corporate Governance and Nominating and Risk Management Committees. Mr. Fitterling served as a director of Chemical Bank from July 2010 until April 2015. Mr. Fitterling is President and Chief Operating Officer of The Dow Chemical Company (Dow). Dow is a diversified science and technology company that manufactures chemical, plastic and agricultural products. Mr. Fitterling joined Dow in 1984. After serving in a variety of sales, marketing and supply chain positions in Liquid Separations, he was named Commercial Director for Liquid Separations, Dow Pacific in 1994. In 1998, he was appointed Global Business Director for Liquid Separations and President and CEO of FilmTec Corporation, a wholly-owned subsidiary of Dow. In 2000, he was named General Manager for Dow Thailand and Managing Director for SCC-Dow Group of joint venture companies. In 2002, he became CEO of The OPTIMAL Group, affiliate of Petroliam Nasional Berhad (PETRONAS), Malaysia's state-owned oil corporation and Dow. He added responsibility for the Southeast Asia and Australia region in 2004. Mr. Fitterling was named Business Vice President for Polyethylene in 2005; President, Basic Plastics in 2007; Vice President of Corporate Development in 2009; Senior Vice President of Corporate Development in April 2010; Executive Vice President of Dow and President, Plastics and Hydrocarbons in August 2010; and Executive Vice President of Dow and President, Corporate Development and Hydrocarbons in March 2011. Mr. Fitterling assumed additional executive oversight of Dow's Chemicals and Energy Division in August 2011, assumed executive oversight for Feedstocks, Performance Plastics, Asia and Latin America in September 2012, was named Vice Chairman, Business Operations in October 2014, Vice Chairman and Chief Operating Officer in October 2015 and was named to his current role in February 2016. Mr. Fitterling is a member of Dow's Office of the Chairman and CEO. He also serves as a member of the board of directors of Sadara Chemical Company. In nominating Mr. Fitterling, the Corporate Governance and Nominating Committee considered as important factors Mr. Fitterling's experience as a leader in a large, geographically diverse publicly-held corporation, his experience and familiarity with financial statements of large business organizations, and his familiarity with an important market area in which Chemical Financial competes.
Richard M. Lievense, age 62, has served as a director of Chemical Financial since June 1, 2015. Mr. Lievense is founder and Chairman of InSite Capital, LLC, a wholly-owned subsidiary of Chemical Financial. Mr. Lievense served as Chairman of the Board of Lake Michigan Financial Corporation (merged into Chemical Financial on May 31, 2015). Mr. Lievense was the principal founder of Lake Michigan Financial Corporation (LMFC), established in April 1998, and also served as its President and Chief Executive Officer. Mr. Lievense served as Chief Executive Officer and President of The Bank of Holland, a former subsidiary of LMFC. Mr. Lievense started his career at Ohio Citizens Bank. He was also employed by National City Bank and Old Kent Bank and served in various executive management positions. Mr. Lievense serves as a Director of Riverview Development Group and Chairman of Grand Angels, LLC. In nominating Mr. Lievense, the Corporate Governance and Nominating Committee considered as important factors Mr. Lievense's experience in the banking industry, his experience in leading a business organization and his familiarity with an important market area in which Chemical Financial has expanded and competes.

John E. Pelizzari, age 60, has served as a director of Chemical Financial and Chemical Bank since November 1, 2014 and is a member of the Audit, Compensation and Pension and Risk Management Committees. Mr. Pelizzari is also a community advisory director. Mr. Pelizzari served as Chairman of the Board of Northwestern Bancorp, Inc. (merged into Chemical Financial on October 31, 2014) from May 15, 2013 through October 31, 2014. Mr. Pelizzari has served as Chief Operating Officer of Burnette Foods, Inc., a family-owned company that operates fruit and vegetable processing plants in western Michigan, since 2009. Mr. Pelizzari served as President and Chief Executive Officer of Fifth Third Bank of Northern Michigan from 1997 through 2006 and President and Chief Executive Officer of Fifth Third Bank Central Indiana from 2006 through 2009. Mr. Pelizzari serves as Chairman of the Board of Munson Health Care and has been a director since 2009 and as a director of Crystal Enterprises, Inc. since 2012. In nominating Mr. Pelizzari, the Corporate Governance and Nominating Committee considered as important factors Mr. Pelizzari's experience in the banking industry, his experience in leading a business organization, his familiarity with an important market area in which Chemical Financial has expanded and competes, and his experience in running and managing the financial needs of a business that is typical of many of Chemical Financial's customers.
David B. Ramaker, age 60, is Chairman, Chief Executive Officer and President of Chemical Financial. Mr. Ramaker was appointed Chief Executive Officer and President in January 2002 and Chairman in April 2006. Mr. Ramaker has been a director of Chemical Financial since October 2001. Mr. Ramaker also serves as Chairman, Chief Executive Officer and President of Chemical Bank. Mr. Ramaker joined Chemical Bank as Vice President on November 29, 1989. Mr. Ramaker became President of Chemical Bank Key State (merged into Chemical Bank on December 31, 2000) in October 1993. Mr. Ramaker became President and a member of the board of directors of Chemical Bank in September 1996 and Executive Vice President and Secretary to the board of Chemical Financial and Chief Executive Officer of Chemical Bank on January 1, 1997. Mr. Ramaker served as Chief Executive Officer and President of Chemical Bank until December 31, 2001. He resumed these positions on January 1, 2006. Mr. Ramaker became Chairman of the Board of Chemical Bank in January 2002. During the last five years, Mr. Ramaker has served as a director of all of the Corporation's subsidiaries. Mr. Ramaker is also a member of the Executive Leadership Team and the Senior Leadership Team of Chemical Bank and the Board of Managers of InSite Capital, LLC, a wholly-owned subsidiary of Chemical Financial. In nominating Mr. Ramaker, the Corporate Governance and Nominating Committee considered as important factors Mr. Ramaker's leadership of, service to and familiarity with Chemical Financial, his extensive experience in the banking industry, his experience and familiarity with the financial statements and financial disclosure of publicly-held bank holding companies, and his familiarity with the various market areas in which Chemical Financial competes.
Larry D. Stauffer, age 70, has served as a director of Chemical Financial and Chemical Bank since January 2006 and is Chairman of the Audit Committee and a member of the Corporate Governance and Nominating and Risk Management Committees. Mr. Stauffer served as a director of Chemical Bank West (merged into Chemical Bank on December 31, 2005) from May 2004 through December 31, 2005. Mr. Stauffer served from 1984 to November 2007 as President of Auto Paint Inc. and Auto Wares Tool Company, both divisions of Auto Wares Inc., an automotive parts distribution company that serves the Midwest section of the United States, headquartered in Grand Rapids, Michigan. Mr. Stauffer served as a consultant of Auto Wares Inc. from November 2007 until his retirement in March 2013. In nominating Mr. Stauffer, the Corporate Governance and Nominating Committee considered as important factors Mr. Stauffer's experience in leading a geographically diverse business organization, his familiarity with an important market area in which Chemical Financial competes, his experience in the automotive industry, and his experience in running and managing the financial needs of a business that is typical of many of Chemical Financial's customers.
Franklin C. Wheatlake, age 68, has served as a director of Chemical Financial and Chemical Bank since January 2006 and is Chairman of the Corporate Governance and Nominating and Risk Management Committees and a member of the Audit and Compensation and Pension Committees. Mr. Wheatlake served as a director of Chemical Bank West (merged into Chemical Bank on December 31, 2005) from 2001 through December 31, 2005. Mr. Wheatlake was appointed as Lead Independent Director of the Corporation in April 2014. Mr. Wheatlake is Chairman of Utility Supply and Construction Company, a company that provides supply chain, material distribution, logistics support and construction services to the electric and gas utility industry, and a dealer/principal of Crossroads Chevrolet, an automobile/light truck dealership, both located in Reed City, Michigan. In nominating Mr. Wheatlake, the Corporate Governance and Nominating Committee considered as important factors Mr. Wheatlake's experience in leading a diverse business organization, his familiarity with an important market area in which Chemical Financial competes, and his experience in running and managing the financial needs of a business that is typical of many of Chemical Financial's customers.

Board Committees
Among others, the board of directors has established the following four standing committees:

•	Audit Committee

•	Compensation and Pension Committee

•	Corporate Governance and Nominating Committee

•	Risk Management Committee
The following table shows each person currently serving as a director, whether the person is an independent director and whether the director served on the committees identified below during 2015:

Director	Independent Director(1)	Audit Committee	Compensation and Pension Committee	Corporate Governance and Nominating Committee	Risk Management Committee

Gary E. Anderson	Yes	Member(2)	Member(3)	Member	Member
James R. Fitterling	Yes	Member(2)	Chairman(4)	Member	Member
Richard M. Lievense(5)	No
Terence F. Moore	Yes		Member	Member	Member
John E. Pelizzari	Yes	Member	Member		Member
David B. Ramaker	No
Larry D. Stauffer	Yes	Chairman		Member	Member
Franklin C. Wheatlake	Yes	Member	Member	Chairman	Chairman

(1)
Independent as that term is defined by NASDAQ Listing Rules, including such definitions applicable to each committee of the board of directors upon which he serves or served. In making this determination, the board of directors considered all ordinary course loan and other business transactions between the directors and Chemical Bank.

(2)	The board of directors has determined that these individuals are “audit committee financial experts” as defined by the Securities and Exchange Commission.

(3)	Chairman from January 1, 2015 to April 21, 2015 and a member thereafter.

(4)	Appointed Chairman April 22, 2015.

(5)	Appointed to the board of directors effective June 1, 2015.
Audit Committee.    The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee oversees the accounting and financial reporting processes and audits of the consolidated financial statements of the Corporation and its subsidiaries on behalf of the board of directors of the Corporation and reports the results of its activities to the board of directors. The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm engaged by the Corporation. The Audit Committee also oversees and reviews the performance of the Corporation's internal audit function. The Audit Committee has the full power and authority to perform the responsibilities of a public company audit committee under applicable law, regulations, NASDAQ Listing Rules and public company custom and practice. The Audit Committee may establish subcommittees with such powers and authority as specifically determined and delegated by the Audit Committee. The Audit Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial's corporate website at www.chemicalbankmi.com under “Investor Information.” The Audit Committee is comprised solely of “independent directors” as defined by NASDAQ Listing Rules. The Audit Committee has a Pre-Approval Policy to pre-approve the audit and non-audit services performed by the independent registered public accounting firm. All services provided by the independent registered public accounting firm are either within general pre-approved limits or specifically approved by the Audit Committee. The general pre-approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service per project. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the Audit Committee. The Pre-Approval Policy requires the Audit Committee to be informed of the services provided under the pre-approval guidelines at the next regularly scheduled Audit Committee meeting. The Audit Committee has the authority to engage consultants, advisors and legal counsel at the expense of the Corporation. The Audit Committee met four times during 2015.

Compensation and Pension Committee.    The Compensation and Pension Committee determines and oversees the Corporation's executive compensation philosophy, structure, policies and programs, assesses whether the Corporation's compensation structure establishes appropriate incentives for management and employees, reviews salaries, bonuses and other compensation of all officers of Chemical Financial and its subsidiaries, administers Chemical Financial's share-based compensation plans, makes recommendations to the board of directors regarding the grants of share-based compensation awards under these plans, and annually reviews the Corporation's benefit programs, including the pension, supplemental pension, nonqualified deferred compensation and 401(k) savings plans. The Compensation and Pension Committee has full power and authority to perform the responsibilities of a public company compensation committee under applicable law, regulations, NASDAQ Listing Rules, and public company custom and practice. The Compensation and Pension Committee may establish subcommittees and delegate authority and responsibility to subcommittees or any individual member of the Compensation and Pension Committee. The Compensation and Pension Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial's corporate website at www.chemicalbankmi.com under “Investor Information.” The Compensation and Pension Committee is comprised solely of “independent directors” as defined by NASDAQ Listing Rules. The Compensation and Pension Committee has the authority to engage consultants, advisors and legal counsel at the expense of the Corporation. The Compensation and Pension Committee met two times during 2015.
Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee oversees the Corporation's corporate governance responsibilities on behalf of the board of directors and is responsible for the identification and recommendation of individuals qualified to become members of the board of directors for each vacancy that occurs and for each election of directors at an annual meeting of shareholders of the Corporation or its subsidiaries. The Corporate Governance and Nominating Committee has full power and authority to perform the responsibilities of a public company nominating and corporate governance committee under applicable law, regulations, NASDAQ Listing Rules, and public company custom and practice. The Corporate Governance and Nominating Committee may establish subcommittees and delegate authority and responsibility to subcommittees or any individual member of the committee. The Corporate Governance and Nominating Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial's corporate website at www.chemicalbankmi.com under “Investor Information.” The Corporate Governance and Nominating Committee is comprised solely of “independent directors” as defined by NASDAQ Listing Rules. The Corporate Governance and Nominating Committee has the authority to engage consultants, advisors and legal counsel at the expense of the Corporation. The Corporate Governance and Nominating Committee met four times during 2015.
Risk Management Committee.    The Risk Management Committee oversees and assesses the adequacy of the Corporation's management of key risks, including credit risk, asset/liability risk, liquidity risk and operational risk. The committee is also responsible for monitoring the Corporation's risk management profile and obtaining reasonable assurance of adherence to the Corporation's risk management policies. The committee may delegate responsibility for the assessment of certain risks to various committees of management or the board of directors, which must report and make recommendations to the committee concerning specific areas of risk. The committee is responsible for the coordination of the assessment of risks among the various committees to which it delegates any responsibility, and is responsible for ensuring that the Corporation has adequate procedures and processes for assessing risk across all of the Corporation's operations. The Risk Management Committee reviews the fiduciary activities of the Corporation and Chemical Bank and has overall responsibility for evaluating and approving the fiduciary policies of the Corporation and Chemical Bank. The Risk Management Committee is comprised solely of “independent directors” as defined by NASDAQ Listing Rules. The committee has the full power and authority to perform the responsibilities of a public company risk management committee under applicable law, regulations, NASDAQ Listing Rules, and public company custom and practice. The committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial's corporate website at www.chemicalbankmi.com under “Investor Information.” In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Corporation. The Risk Management Committee has the authority to engage consultants, advisors and legal counsel at the expense of the Corporation. The Risk Management Committee met four times during 2015.

Corporate Governance
Board and Annual Meeting Attendance
During 2015, the Chemical Financial board of directors held seven regular meetings and one special meeting. All of the directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served during the year (during the periods that they served). The Corporation has a policy that requires all members of and nominees to the board of directors to attend the annual meeting of shareholders each year. All of the directors serving at April 20, 2015 attended the Corporation's 2015 annual meeting.
Director Nominations
The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third-party search firms and other sources. The Corporate Governance and Nominating Committee will ultimately determine whether a shareholder recommendation will result in a nomination under this process. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation.
Nominations by shareholders may only be made by sending a notice to the Secretary of Chemical Financial that sets forth:

•	the name, age, business address and residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of Chemical Financial common stock beneficially owned by each nominee;

•	a statement that each nominee is willing to be nominated and to serve if elected; and

•
such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission to be provided in a proxy statement soliciting proxies for the election of each nominee.

You must send this notice to the Secretary of Chemical Financial not less than 120 days before the date of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors. The Corporate Governance and Nominating Committee will evaluate and consider every nominee so proposed by a shareholder and report each such nomination and the committee's recommendation to the full board of directors. The Corporate Governance and Nominating Committee may also, in its discretion, consider shareholders' informal recommendations of possible nominees.
In considering possible candidates for election as a director, the committee and the other directors will be guided by applicable rules and regulations, any specific criteria established by the committee and the following criteria:
Each candidate should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience that would be of particular importance to the Corporation in the performance of the duties of a director;

•	have sufficient time available to devote to the affairs of the Corporation in order to carry out the responsibilities of a director; and

•	have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.
In addition, the Corporate Governance and Nominating Committee may consider factors such as business and industry experience, public company experience, education, independence, gender, race, national origin, and familiarity with the Corporation's market areas. The board of directors believes that the Corporation and its shareholders are best served by having a board of directors that brings a diversity of education, experience, skills, and perspective to board meetings. The board of directors welcomes opportunities to include diverse perspectives, talents, ideas and contributions. Consistent with this philosophy, the board of directors may consider factors and characteristics that are pertinent to diversity, such as race and gender, when evaluating nominees to stand for election or re-election to the board.

Shareholder Communication with the Board
Shareholders and interested parties may communicate with members of Chemical Financial's board of directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o William C. Collins, General Counsel and Corporate Secretary, Chemical Financial Corporation, 235 E. Main Street, Midland, Michigan 48640. All correspondence will be forwarded directly to the applicable members of the board of directors.
Board Leadership Structure
Currently, Chemical Financial's Chief Executive Officer also serves as Chairman of the board of directors, in conjunction with a Lead Independent Director. The board of directors has determined that this dual structure is appropriate for Chemical Financial due to the size of Chemical Financial relative to other companies. The board of directors also believes it is more efficient and effective to have the Chief Executive Officer also fill the role of Chairman. The board of directors believes this structure is appropriate from a governance perspective due to the extensive regulatory supervision exercised by bank examiners and other regulatory authorities. Chemical Financial has an independent director serving as the chairperson of each significant board committee.
The duties and responsibilities of the Lead Independent Director include:

•	acting as a liaison and channel for communication between the Chief Executive Officer and the other directors;

•	providing leadership to ensure the board works cohesively and independently and during times of crisis;

•	advising the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from Chemical Financial's management to the directors;

•	being available as a resource to consult with the Chief Executive Officer and the other directors on corporate governance practices and policies;

•	together with management where appropriate, considering questions of conflicts of interest of the Chief Executive Officer and the other directors;

•	coordinating the assessment of board committee structure, organization and charters and evaluating the need for change;

•	coordinating, developing the agenda and leading executive sessions of the independent directors and communicating the results thereof to the Chief Executive Officer;

•	ensuring the appropriate segregation of duties between the directors and management; and

•	together with the chairperson of the Compensation and Pension Committee, communicating the board's evaluation of the performance of the Chief Executive Officer.
Common Stock Ownership Guidelines
In January 2008, the board of directors established stock ownership guidelines for its directors. Directors, as of April 30, 2008, are required to retain ownership equal to five times the paid annual equity retainer, with a five year timeframe to attain the designated ownership level. Directors appointed to the board after April 2008 are required to retain ownership equal to five times the paid annual retainer (sum of equity and cash retainers) with a five year timeframe to attain the designated ownership level.
In December 2008, the Compensation and Pension Committee implemented stock ownership guidelines that set forth the expected investment in shares of Chemical Financial common stock for the named executive officers and other executive and senior officers of the Corporation and Chemical Bank. Expected ownership is expressed as a percentage of base salary, as determined from time to time. The expected ownership for the named executive officers is as follows: Mr. Ramaker - 300%; Mr. Kohn - 100%; Ms. Gwizdala - 100%; Mr. Tomczyk - 100%; and Mr. Terpsma - 100%. Each named executive officer, as well as the other executive and senior officers of the Corporation and Chemical Bank, are allowed three years from the date the guidelines first become applicable to him or her to achieve the expected stock ownership.

Anti-Hedging Policy
Our anti-hedging policy aligns the interests of our directors and executive officers with our shareholders. The policy prohibits our directors and executive officers from engaging in any transaction which could hedge or offset decreases in the market value of Chemical Financial's common stock, including short-selling, put or call options, forward sale or purchase contracts, equity swaps, and exchange funds.
Board's Role in Risk Oversight
Chemical Financial has appointed a Risk Management Committee of the board of directors. The Risk Management Committee is discussed under the subheading “Board Committees - Risk Management Committee” of this proxy statement.
Board Tenure Limits
The policies of the board of directors require that directors retire from the board at the next annual meeting of the Corporation which occurs after the director's 72nd birthday. In addition, directors are required to submit a resignation in the event of a significant change in the director's personal or professional circumstances that would reasonably cause a re-examination of the director's continued membership on the board. The resignation must be submitted annually to the Governance and Nominating Committee, and the decision whether to accept the resignation is made by vote of the full board.

In 2013, the board of directors adopted a policy limiting the tenure of any director to a maximum period of twelve years. Under the policy, members of the board of directors who were serving as of the date of adoption of the policy may serve for up to an additional period of twelve years from that date, subject to the Corporation’s policy requiring mandatory retirement for directors at age 72. Prospectively, newly elected directors may serve for a period of twelve years, or until mandatory retirement at age 72, whichever occurs first. The policy provides that the twelve year service limitation may be modified by the board of directors in individual cases, if the particular expertise of a director and the needs of the Corporation make it desirable to grant such an extension.
Assessment of Board Performance
The Corporate Governance and Nominating Committee is responsible for coordinating the annual evaluation of the board of directors' performance. The committee will receive comments from all directors relative to the board's performance and such comments will be discussed with the full board. The purpose of the evaluation is to increase the effectiveness of the board as a whole and not to focus on the performance of individual directors. The committee will also utilize the results of this evaluation process when determining the characteristics and assessing critical skills required of prospective candidates for nomination or appointment to the board and making recommendations to the board with respect to assignments of directors to the various board committees.
The board of directors and each committee of the board of directors conducts an annual self-assessment survey. The survey utilizes questionnaires completed by each board and committee member. The responses are compiled and shared with the board, and provide a useful tool for evaluation of the effectiveness of the governance and management of the Corporation.

Audit Committee Report
The Audit Committee oversees the Company's financial reporting process and its internal control over financial reporting and related disclosure controls and procedures on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements, the systems of internal controls and other procedures designed to ensure compliance with accounting standards and applicable laws and regulations.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and related disclosures that are included in the Company's 2015 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates, the clarity of disclosures in and concerning the financial statements, and the internal controls and disclosure controls and procedures that support management's accounting and disclosure judgments and the certifications of the Chief Executive Officer and the Chief Financial Officer that the financial statements of the Company fairly present, in all material respects, the financial condition, results of operations, and cash flows of the Company. The Audit Committee also reviewed management's report on its assessment of the effectiveness of Chemical Financial's internal control over financial reporting and the independent registered public accounting firm's report on the effectiveness of Chemical Financial's internal control over financial reporting.
All audit and non-audit services provided to the Company by its independent registered public accounting firm, KPMG LLP, are pre-approved by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the registered public accounting firms’ independence. The Audit Committee evaluated the performance of KPMG LLP, including the senior audit engagement team, and determined to retain KPMG LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2016 and not consider other audit firms for such year. In doing so, the Audit Committee considered the quality and efficiency of the services provided by the independent registered public accounting firm and the technical expertise of the independent registered public accounting firm, tenure as the Company’s independent registered public accounting firm, and knowledge of the Company’s operations and industry. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee continued its long-standing practice of recommending that the board of directors ask shareholders to ratify the appointment of the independent registered public accounting firm at the 2016 Annual Meeting (see Proposal 2 - Ratification of Appointment of KPMG LLP).
The Audit Committee’s meetings included separate private (or “executive”) sessions with the Company’s independent registered public accounting firm and with the Company's director of internal audit. The Audit Committee meets with the Company's internal audit staff and the independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, results of their examinations, their evaluations of internal controls, including internal controls over financial reporting, and the overall quality of the Company's financial reporting. The Audit Committee’s meetings also included reviewing the Company’s planned public disclosures of quarterly and annual financial results, including review with management and the independent registered public accounting firm of the financial statements and management’s discussion and analysis of financial condition and results of operations disclosures in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filings prior to filing with the SEC and of matters relating to the Company’s internal control over financial reporting and disclosure controls and procedures for such filings.
Numerous other informal meetings and communications among the Audit Committee Chair, various Audit Committee members, the independent registered public accounting firm, the director of internal audit, the chief financial officer and the director of risk management also occurred. The agenda for each of the Audit Committee’s meetings is established by the Audit Committee Chair and the director of internal audit.
In its meetings with representatives of the independent registered public accounting firm, the Audit Committee asked them to address, and discuss their responses to, questions relevant to the Audit Committee’s oversight. These discussions included significant accounting judgments or estimates made by management in preparing the financial statements, fair presentation to investors in the financial statements of the Company’s financial position and performance in accordance with generally accepted accounting principles and SEC disclosure requirements, and implementation of internal controls and internal audit procedures that are appropriate for the Company.

The independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements of Chemical Financial are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed with the Audit Committee by the Public Company Accounting Oversight Board's Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. In addition, the Committee has received written materials addressing KPMG LLP's internal quality control procedures.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the audited consolidated financial statements and management's assessment of the effectiveness of Chemical Financial's internal control over financial reporting be included in Chemical Financial's Annual Report on Form 10-K for the year ended December 31, 2015 to be filed with the SEC.
Respectfully Submitted,

Larry D. Stauffer, Chairman	John E. Pelizzari
Gary E. Anderson	Franklin C. Wheatlake
James R. Fitterling

Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firm
KPMG LLP served as the independent registered public accounting firm for Chemical Financial for the years ended December 31, 2015 and 2014. The Audit Committee has reappointed KPMG LLP for the year ending December 31, 2016. In accordance with prior practice, representatives of KPMG LLP are expected to be present at the annual meeting of shareholders on April 18, 2016, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees
A summary of the fees paid and payable to KPMG LLP for each of the two calendar years ended December 31, 2015 are as follows:

	2015	2014

Audit Fees(1)	$1,089,287	$1,031,287
Audit-Related Fees(2)	159,710	146,250
Tax Fees(3)	449,998	296,918
All Other Fees	—	—
Total	$1,698,995	$1,474,455

(1)
Audit of the consolidated financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002), procedures related to the Federal Deposit Insurance Corporation Improvement Act, quarterly review procedures for Quarterly Reports on Form 10-Q and acquisition-related audit procedures.

(2)
Services related to accounting matters not arising as part of the audit, including fees related to acquisition-related matters in 2015 and fees related to services provided in conjunction with the Corporation's registered common stock offering in 2014.

(3)	Fees primarily related to tax consulting and acquisition-related tax matters and also includes tax compliance services beginning in 2015.
All services provided by the independent registered public accounting firm in 2015 and 2014 were either within general pre-approved limits established by the Audit Committee or specifically approved by the Audit Committee. For additional information about the Audit Committee's pre-approval policy, see “Board Committees - Audit Committee.”

Ownership of Chemical Financial Common Stock
Five Percent Shareholders
The following table lists the only shareholders known by the Corporation to have been the beneficial owners of more than 5% of the outstanding shares of Chemical Financial common stock as of December 31, 2015:

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name and Address of Beneficial Owner	Sole Voting Power	Shared Voting Power(2)	Sole Dispositive Power	Shared Dispositive Power(2)	Total Beneficial Ownership	Percent of Class

The Vanguard Group(3)	43,475	3,300	2,559,278	44,575	2,603,853	6.7%
100 Vanguard Blvd. Malvern, PA 19355
Dimensional Fund Advisors LP(4)	2,130,271		2,215,862		2,215,862	5.7%
Building One 6300 Bee Cave Road Austin, TX 78746

BlackRock, Inc.(5)	1,959,268		2,063,785		2,063,785	5.3%
55 East 52nd Street New York, NY 10022

(1)
The numbers of shares stated are based on information furnished by each shareholder listed and include shares beneficially owned by that shareholder under applicable regulations. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power or dispositive power with respect to the security.

(2)	These numbers include shares over which the listed shareholder is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right.

(3)
Based on information filed with the SEC on Schedule 13G on February 11, 2016. The Vanguard Group, an investment management firm, in its role as investment advisor or manager, possesses investment and/or voting power over these shares of Chemical Financial common stock and may be deemed to be the beneficial owner of these shares.

(4)
Based on information filed with the SEC on Schedule 13G on February 9, 2016. Dimensional Fund Advisors LP (Dimensional), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In certain cases, subsidiaries of Dimensional may act as an advisor or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional or its subsidiaries may possess investment and/or voting power over the shares of Chemical Financial common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional disclaims beneficial ownership of such shares.

(5)
Based on information filed with the SEC on Schedule 13G on January 28, 2016. BlackRock, Inc., an investment management firm, in its role as investment advisor or manager, possesses investment and/or voting power over these shares of Chemical Financial common stock and may be deemed to be the beneficial owner of these shares.

Ownership of Chemical Financial Common Stock by Directors and Executive Officers
The following table sets forth information concerning the number of shares of Chemical Financial common stock held as of December 31, 2015 by each of Chemical Financial's directors and nominees for director, each of the named executive officers who are included in the Summary Compensation Table, and all of Chemical Financial's directors, nominees for director and executive officers as a group.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power(2)	Stock Options Exercisable Within 60 Days	Stock Units(3)	Total Beneficial Ownership	Percent of Class

G. E. Anderson	10,310	12,813		4,870	27,993	*
J. R. Fitterling	10,000			8,771	18,771	*
L. A. Gwizdala	40,384	650	52,098	6,042	99,174	*
T. W. Kohn	38,037	8,034	51,480	6,281	103,832	*
R. M. Lievense	15,000	50,597	40,910		106,507	*
T. F. Moore		17,527		5,138	22,665	*
J. E. Pelizzari	2,000			1,558	3,558	*
D. B. Ramaker	987	81,495	112,684	19,604	214,770	*
L. D. Stauffer		4,323		20,308	24,631	*
D. W. Terpsma	3,303				3,303	*
J. E. Tomczyk	10,980	8,924	13,050	3,818	36,772	*
F. C. Wheatlake		82,294		5,282	87,576	*
Group Total	131,001	266,657	270,222	81,672	749,552	1.9%
All Directors and Executive Officers as a Group (16 persons)	147,973	287,590	319,380	89,690	844,633	2.2%
*Less than 1%.

(1)
The numbers of shares stated are based on information furnished by each person listed and include shares beneficially owned by that person under applicable regulations. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power or dispositive power with respect to the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in various fiduciary capacities through the Wealth Management Department of Chemical Bank are not included. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the Wealth Management Department in fiduciary capacities.

(2)
These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have influence by reason of relationship. Shares held in various fiduciary capacities through the Wealth Management Department of Chemical Bank are not included. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the Wealth Management Department in fiduciary capacities.

(3)
These numbers include stock units credited to each director's account under the Chemical Financial Corporation Directors' Deferred Stock Plan. Distributions of shares of common stock of Chemical Financial equal to the number of stock units in the participating director's account will occur upon the director's retirement, termination of service, death or a change in control of Chemical Financial. These numbers also include restricted stock performance units earned by the named executive officers as of December 31, 2015 that became vested on February 26, 2016.

Executive Officers
Our executive officers are appointed annually by, and serve at the pleasure of, the board of directors. Biographical information for Mr. Ramaker is included in the “Board of Directors” section of this proxy statement. The following sets forth biographical information concerning our executive officers who are not directors. Except as otherwise indicated, each executive officer has had the same principal occupation and employment during the past five years. The age of each executive officer is as of December 31, 2015.
Leonardo Amat, age 47, is Executive Vice President and Chief Operating Officer - Business Operations of Chemical Bank. Mr. Amat joined Shoreline Bank, a bank subsidiary of Shoreline Financial Corporation (Shoreline) in 1991. Shoreline merged with Chemical Financial in January 2001. Mr. Amat was named Vice President and Regional Manager - Commercial Loans in 1998 and served as a Community Bank President from 2002 to 2007. Mr. Amat served as Regional President of the South Region from 2007 to May 2012 and as Executive Vice President and Chief Risk Management Officer from May 2012 to April 19, 2015. Mr. Amat was named Chief Operating Officer - Business Operations on April 20, 2015. Mr. Amat is a member of the Executive Leadership Team and the Senior Leadership Team of Chemical Bank.
William C. Collins, age 63, is Executive Vice President, General Counsel and Secretary of Chemical Financial and Chemical Bank, a position he has held since May 16, 2011. Mr. Collins served as a partner of the law firm of Currie Kendall PLC from 1983 to 2005 and as its managing partner from 2005 to May 15, 2011. Mr. Collins is a member of the Executive Leadership Team and the Senior Leadership Team of Chemical Bank.
Lori A. Gwizdala, age 57, is Executive Vice President, Chief Financial Officer and Treasurer of Chemical Financial and Chemical Bank. Ms. Gwizdala joined Chemical Financial as Controller on January 1, 1985 and was named Chief Financial Officer in May 1987, Senior Vice President in February 1991, Treasurer in April 1994 and Executive Vice President in January 2002. Ms. Gwizdala served as a director of Chemical Bank West (consolidated into Chemical Bank) from January 2002 until December 31, 2005. Ms. Gwizdala was appointed to the Board of Managers of InSite Capital, LLC, a wholly-owned subsidiary of the Corporation, on May 31, 2015. Ms. Gwizdala is a member of the Executive Leadership Team and the Senior Leadership Team of Chemical Bank. Ms. Gwizdala has served as Treasurer of the Chemical Bank Foundation's Board of Trustees since January 2013. Ms. Gwizdala has served as a member of Ferris State University's Board of Trustees since December 2012. Ms. Gwizdala is a certified public accountant.
Lynn M. Kerber, age 47, is Executive Vice President and Chief Risk Management Officer of Chemical Bank. Ms. Kerber joined Citizen's Trust and Savings Bank, a subsidiary of Shoreline Financial Corporation (Shoreline) in 1990. Shoreline merged with Chemical Financial in January 2001. Ms. Kerber was named Vice President and Commercial Loan Officer in 2000, Senior Vice President in 2004 and a Community Bank President in 2005. Ms. Kerber served as Regional President of the West Region from 2009 to May 2012 and as Executive Vice President and Regional President of the South Region from May 2012 to April 19, 2015. Ms. Kerber was named Chief Risk Management Officer on April 20, 2015. Ms. Kerber is a member of the Executive Leadership Team and the Senior Leadership Team of Chemical Bank. Ms. Kerber has served as President of the Chemical Bank Foundation's Board of Trustees since January 2013.
Thomas W. Kohn, age 61, is Chief Executive Officer of InSite Capital, LLC and Vice Chairman of Chemical Bank. Mr. Kohn became affiliated with the Company on December 31, 1981 through a bank acquisition and served the Company in various capacities until 1986. Mr. Kohn rejoined the Company in 1991 as President of Chemical Bank Montcalm (consolidated into Chemical Bank West) and served in that position until January 2002. Mr. Kohn served as President, Chief Executive Officer and a director of Chemical Bank West (consolidated into Chemical Bank) from January 2002 until December 31, 2005. Mr. Kohn was Executive Vice President, Community Banking, of Chemical Bank from January 1, 2006 until April 2015 and Secretary of Chemical Financial from April 2007 to May 16, 2011. Mr. Kohn was named Vice Chairman of Chemical Bank and a member of the Chemical Bank Board of Directors on April 20, 2015. Mr. Kohn was appointed Chief Executive Officer and to the Board of Managers of InSite Capital, LLC, a wholly-owned subsidiary of the Corporation, on August 17, 2015. Mr. Kohn is a member of the Executive Leadership Team and the Senior Leadership Team of Chemical Bank. Mr. Kohn has served as a Vice President of the Chemical Bank Foundation's Board of Trustees since January 2013.

Robert S. Rathbun, age 52, is Executive Vice President and Chief Operating Officer - Customer Experience of Chemical Bank. Mr. Rathbun was previously Regional President of the East Region of Chemical Bank. Mr. Rathbun joined Chemical Bank in 1987, working in Corporate Loan Review and Corporate Compliance before transferring to commercial lending in 1997. In 2003, he was promoted to Senior Vice President, Commercial Lending and in 2007 was named Community President of the Midland Community Bank and Senior Lender for the Owosso, Clare and Midland Community Banks. Mr. Rathbun was named Executive Vice President and Chief Operating Officer - Customer Experience on April 20, 2015. Mr. Rathbun was previously Regional President of the East Region of Chemical Bank. Mr. Rathbun was appointed to the Board of Managers of InSite Capital, LLC, a wholly-owned subsidiary of the Corporation, on May 31, 2015. Mr. Rathbun is a member of the Executive Leadership Team and the Senior Leadership Team of Chemical Bank. Mr. Rathbun has served as a Vice President of the Chemical Bank Foundation's Board of Trustees since January 2013.
Daniel W. Terpsma, age 61, is Executive Vice President of Commercial Lending of Chemical Bank, a position he has held since September 14, 2015. Mr. Terpsma previously served Chemical Bank as Managing Director - Strategic Growth from November 1, 2014 to September 13, 2015. Mr. Terpsma served as President and Chief Executive Officer of Northwestern Bank from 2013 to October 31, 2014, when it was acquired by Chemical Financial. Mr. Terpsma held senior management positions from 1983-2012 with Old Kent Financial Corporation, LaSalle Bank/ABN Amro Corporation, Bank of America Corporation and Westwater Group. Mr. Terpsma is a member of the Executive Leadership Team and the Senior Leadership Team of Chemical Bank.
James E. Tomczyk, age 63, is Executive Vice President and Senior Credit Officer of Chemical Bank. Mr. Tomczyk joined Shoreline Bank in February 1999 as Executive Vice President of its Private Banking, Trust and Investment divisions and became Senior Executive Vice President of these divisions in October 2000. Mr. Tomczyk served as President, Chief Executive Officer and a director of Chemical Bank Shoreline (consolidated into Chemical Bank) from January 2002 until December 31, 2005. Mr. Tomczyk was appointed to the Board of Managers of InSite Capital, LLC, a wholly-owned subsidiary of the Corporation, on May 31, 2015. Mr. Tomczyk became Executive Vice President and Senior Credit Officer in January 2006. Mr. Tomczyk is a member of the Executive Leadership Team and the Senior Leadership Team of Chemical Bank.

Compensation and Pension Committee Report
In fulfilling its oversight responsibilities, the Compensation and Pension Committee reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) with the Chief Executive Officer of the Corporation. Based on this review and discussion, the Compensation and Pension Committee recommended to the board of directors (and the board approved) that the Compensation Discussion and Analysis be included in this proxy statement for the Corporation's 2016 Annual Meeting of Shareholders and Annual Report on Form 10-K for the year ended December 31, 2015.
Respectfully Submitted,

James R. Fitterling, Chairman	John E. Pelizzari
Gary E. Anderson	Franklin C. Wheatlake
Terence F. Moore
Compensation and Pension Committee Interlocks and Insider Participation
During 2015, the Compensation and Pension Committee was composed of Mr. Fitterling, Chairman, Messrs. Anderson, Moore, Pelizzari and Wheatlake. None of these members were, during the last fiscal year, an officer or employee of the Corporation or formerly an officer of the Corporation. None of the Corporation's executive officers served as a member of a compensation committee (or board committee performing a similar function) of another entity, or served as a director of another entity, for which any executive officer of these entities served as a member of the Compensation and Pension Committee or as a director of the Corporation.

Stock Performance
The following graph compares the cumulative total shareholder return for the Corporation's common stock against the cumulative total shareholder return of the Standard and Poor's (S&P) 500 Stock Index and the KBW Nasdaq Regional Banking Index (Ticker: KRX). Both of these indices are based upon total return (including reinvestment of dividends) and are market-capitalization-weighted indices. The S&P 500 Stock Index is a broad equity market index published by S&P. The KBW Nasdaq Regional Banking Index is published by Keefe, Bruyette & Woods, Inc. (KBW), an investment banking firm that specializes in the banking industry. The KBW Nasdaq Regional Banking Index is composed of 50 small and mid-cap U.S. regional banks or thrifts that are publicly traded. The stock performance graph assumes that $100 was invested on December 31, 2010, and that all dividends were reinvested. It should be noted that historical performance information is no guarantee of future performance.
The dollar values for the cumulative total shareholder return in the above graph are shown below:

	December 31,
	2010	2011	2012	2013	2014	2015
Chemical Financial Corporation	$100.00	$100.36	$116.13	$159.86	$159.74	$184.34
KBW Nasdaq Regional Banking Index	100.00	94.86	107.58	157.93	161.80	171.51
S&P 500 Stock Index	100.00	102.11	118.45	156.82	178.28	180.75
Source: SNL Financial LC, Charlottesville, VA. SNL Financial is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.

 Executive Compensation
Compensation Discussion and Analysis
This section discusses material elements of the Corporation's compensation of the named executive officers and other matters relevant to the Corporation's compensation program.
Overview.    The Compensation and Pension Committee (the Committee) assists the board of directors in discharging its responsibilities relating to executive compensation and in fulfilling its responsibilities relating to Chemical Financial's compensation and benefit programs and policies. The Committee administers and makes recommendations with respect to Chemical Financial's compensation plans and reviews and approves the compensation of executive and senior management. The Committee currently consists of five directors, all of whom are independent under NASDAQ Listing Rules. The Committee receives recommendations from Chemical Financial's Chief Executive Officer regarding the compensation of executive and senior management (other than the compensation of the Chief Executive Officer).
Benchmarking.   In 2013, Aon Hewitt, an independent compensation consultant, was engaged directly by the Committee and provided the Committee with an objective analysis of the Corporation's compensation practices for its named executive officers and other senior executives. The Committee instructed Aon Hewitt to analyze the competitiveness of the Corporation's compensation programs with respect to the markets in which the Corporation competes for talent. This analysis covered base salary, annual incentives, total cash compensation, long-term incentives, and total compensation. The analysis included a comparison of Chemical Financial's compensation programs for its named executive officers against those for a selected group of 18 financial service companies that are similar to the Corporation in size and scope of operations. The selected companies were:

1st Source Corp.	First Midwest Bancorp	Old National Bancorp
Bank of the Ozarks	Great Southern Bancorp	Park National Corporation
Community Trust Bancorp	Heartland Financial	Pinnacle Financial Partners
First Commonwealth	Home Bancshares	S&T Bancorp
First Financial Bancorp	MB Financial	United Bankshares, Inc.
First Merchants Corp.	National Penn Bancshares	WesBanco, Inc.
The Committee reviewed the results of the comparative analysis to help inform its decision-making process so it can establish total compensation levels that it believes are competitive and in line with the market. The comparative analysis was one source of information, among others, that the Committee relied upon in its decision-making process.
Compensation Philosophy and Objectives.   In 2015, the Committee continued its efforts to effectively align executive compensation with long-term shareholder return, while paying competitive base salaries and minimizing risks to the Corporation. The Committee believes that certain components of executive compensation should be based, in part, on financial returns of the Corporation and how the Corporation's long-term shareholder returns compare with both the above selected group of 18 financial services companies and the overall banking industry. To that end, the Committee reviewed base salaries to assess their reasonableness as compared to salaries paid by benchmarked peers; continued annual bonus awards for executives based upon achievement of specific corporate goals and individual goals, with greater weight placed on corporate goals; and continued long-term incentives in the form of stock options, restricted stock performance units and restricted stock service-based units. The Committee continued to weigh the long-term incentive compensation for the Corporation’s named executive officers more heavily to performance-based awards consisting of restricted stock performance units and stock options. Assuming all targets are met, performance-based awards would constitute 90% of long-term incentive compensation for the named executive officers. Correspondingly, restricted stock service-based awards would represent 10% of long-term incentive compensation if all targets are met.
The Committee has considered the potential risks arising from the Corporation's compensation policies and practices for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Corporation.
In summary, the Committee believes that the Corporation's total compensation program drives the appropriate behaviors in management, is competitive in the marketplace and fairly distributes the earnings of the Corporation to the shareholders and to the employees.

The Corporation currently provides its shareholders with the opportunity to cast an annual advisory vote to approve executive compensation (Say-on-Pay proposal). At the Corporation's annual meeting of shareholders held in April 2015, a substantial majority of the votes cast on the Say-on-Pay proposal at that meeting were voted to approve the Corporation's executive compensation for 2014. The Committee believes this affirms shareholders' support of the Corporation's approach to executive compensation. In light of the voting results, the Committee did not materially change its approach in 2015. The Committee will continue to consider the outcome of advisory votes on the Corporation's Say-on-Pay proposals when making future compensation decisions for the named executive officers.
Elements of Compensation
Chemical Financial's executive compensation program has consisted primarily of the following elements: (i) base salary and benefits; (ii) annual cash bonus incentives; (iii) longer-term equity-based incentives in the form of stock options, restricted stock performance units and restricted stock service-based units; (iv) participation in the Corporation's retirement plans; and (v) discretionary awards as approved by the board of directors. Each component of compensation is intended to accomplish one or more of the compensation objectives discussed above.
Base Salary and Benefits.    To attract and retain officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation. The Committee determines base salaries by considering a variety of factors, including individual performance and achievements, current compensation, responsibilities within the Corporation, and current compensation practices of other peer group bank holding companies. While the Committee considers all of these factors, it ultimately determines annual base salaries, in its judgment, based on what it considers to be reasonable and appropriate for the Company.
Annual Cash Bonus Incentives.    Annual cash bonus incentives are used to reward executive and senior officers for the Corporation's overall financial performance, taking into consideration individual performance.
The Corporation uses a formula approach for awarding annual incentive cash bonuses to named executive officers. For each named executive officer, the Committee set a bonus target as a percentage of base salary. For 2015, the bonus targets as a percentage of base salary for each of the named executive officers were as follows: Mr. Ramaker - 70%; Mr. Kohn - 50%; Ms. Gwizdala - 50%; Mr. Tomczyk - 40%; and Mr. Terpsma - 40%. The Committee may change the bonus targets each year. Actual payout may vary from 0% of target to 150% of target depending on actual performance.
After determining the bonus target for each named executive officer, the Committee then weighted the amount of the bonus between achievement of financial performance goals by the Corporation and achievement of individual goals. For named executive officers other than the Chief Executive Officer, the Chief Executive Officer recommends the individual goals to the Committee. The Committee reviews, modifies, and approves the recommendations of the Chief Executive Officer. The Committee determines the individual goals for the Chief Executive Officer.
For 2015, the weighting for each of the named executive officers was as follows: Mr. Ramaker - 80% (financial performance goals), 20% (individual goals); Mr. Kohn - 70% (financial performance goals), 30% (individual goals); Ms. Gwizdala - 70% (financial performance goals), 30% (individual goals); Mr. Tomczyk - 70% (financial performance goals), 30% (individual goals); and Mr. Terpsma - 70% (financial performance goals), 30% (individual goals). The Committee, at its own discretion, may change the weighting between financial performance goals and individual goals each year.
The Committee further weighted the bonus amount for achievement of financial performance goals by the Corporation in 2015. The specific goals and weighting were as follows: diluted earnings per common share (45%), organic customer deposit growth (15%), amount of actual expenses compared to budget (25%) and net growth in services (15%). The Committee, at its own discretion, may change the specific goals and weightings each year.
If all of the Corporation's financial performance goals are met and a named executive officer meets all of his or her individual goals, then the named executive officer is paid the full amount of his or her bonus target, subject to the overall qualifiers discussed below. If some, but not all, of the Corporation's financial performance goals or individual goals are met and subject to the overall qualifiers discussed below, then the named executive officer's bonus amount is reduced by the weighting given each goal that was not met. The Corporation's and individual performance goals can be met from 0% to 150% of the target. If none of the Corporation's financial performance goals are met and a named executive officer does not meet his or her individual goals, then the named executive officer is not paid a bonus.

The Committee uses overall qualifiers to the annual cash bonus incentives. If the Corporation's diluted earnings per common share does not equal or exceed the shareholder cash dividends paid per share, the payout to the named executive officers is reduced by 50%. In 2015, diluted earnings per common share were $2.39 and shareholder cash dividends paid were $1.00 per share. In addition, if the overall achievement of the Corporation's financial performance goals is not greater than 80%, the payout to the named executive officers based on individual goals is limited to a 100% payout.
The annual cash bonus incentive program awards that were earned in 2015 were paid in February 2016 to the named executive officers were based on the Corporation exceeding its financial performance goals in 2015, on an overall basis, and each named executive officer achieving, or exceeding, his or her individual performance goals. Annual cash bonus incentives are included in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”
Longer-Term Equity-Based Incentives.    A portion of potential compensation is also linked to corporate performance through equity-based compensation awards, including stock options, restricted stock performance units and restricted stock service-based units. Other forms of equity-based compensation may be awarded by the Committee. Awards under Chemical Financial's equity-based compensation plan are designed to:

•	more closely align executive officer and shareholder interests;

•	reward officers for building shareholder value;

•	reward officers for the achievement of targeted financial and other performance goals; and

•	encourage long-term investment in the Corporation by participating officers.
The Committee believes that stock ownership by management has been demonstrated to be beneficial to shareholders, and equity-based awards have been granted by Chemical Financial to executive officers pursuant to various plans for many years. The Committee administers all aspects of the Corporation's incentive compensation plans and also has authority to determine the individuals to whom, and the terms upon which, equity-based compensation awards are granted.
The Committee believes that the number of equity-based awards that have been historically granted is consistent with the interests of shareholders and good corporate governance practices, based, in part, on the Corporation's historical burn rate. The burn rate is a measure of the rate at which companies use shares available for grant in their equity compensation plans and is an important factor for investors concerned about shareholder dilution. Burn rate is defined as the gross number of equity awards granted during a calendar year divided by the weighted average number of shares of common stock outstanding during the year. The Corporation has counted full-value awards, which do not include stock options, as 2.5 shares of common stock when calculating the burn rate, in keeping with industry practice. The Committee believes that the Corporation’s three-year average annual burn rate for the period ended December 31, 2015 of 1.4% is favorable, as it is less than 50 percent of the Institutional Shareholder Services’ (ISS) industry-index burn rate benchmark for the banking industry of 3.18% in 2015 and 3.17% in 2016.
The Corporation has a market-competitive formula approach for awarding equity-based compensation. For each named executive officer, the Committee established a target for equity-based compensation based on a percentage of base salary. For 2015, the percentage of base salary for each named executive officer was as follows: Mr. Ramaker - 100%; Mr. Kohn - 70%; Ms. Gwizdala - 70%; and Mr. Tomczyk - 60%. After determining the equity-based compensation target for each named executive officer, the Committee in 2015 allocated the total target amount for each named executive officer as follows: stock options - 30%, restricted stock performance units - 60% and restricted stock service-based units - 10%. The Committee considers each named executive officer's position and duties, responsibilities and authorities when setting the target equity compensation value and mix of awards. The Corporation calculates the number of longer-term equity-based awards granted utilizing the fair value of the awards as of the date of grant in accordance with the same standard applied for financial accounting purposes.
A target for equity-based compensation was not established for Mr. Terpsma in 2015. Instead, the Committee granted Mr. Terpsma 4,811 restricted stock service-based units that cliff vest three years from the date of grant. Mr. Terpsma joined the Company in November 2014 upon the acquisition of Northwestern Bancorp, Inc., and its wholly-owned subsidiary bank, Northwestern Bank, by Chemical Financial. Given Mr. Terpsma's short tenure with the Company, the Committee determined that it was appropriate to grant an award with a cliff vest of three years from the date of grant.
In 2015, the Committee granted awards of stock options to purchase 43,566 shares of the Corporation's common stock to the named executive officers. The Committee has no policy as to timing of awards of stock options. All stock option awards have been made at the market value of Chemical Financial's common stock on the date of grant. Stock options are generally granted for a term of 10 years. All stock options permit the exercise price to be paid by delivery of cash, and the Committee has also approved the payment of the exercise price by surrendering shares of common stock having a market value equal to the exercise price. The stock options granted in 2015 vest in one-fifth increments on each anniversary date of the award over the first five years of the option term. Vesting of stock options may be accelerated upon certain events, including a change in control of the Corporation.

In 2015, the Committee granted 26,960 restricted stock performance units and 8,853 restricted stock service-based units to the named executive officers. Restricted stock performance units have both performance conditions and a service requirement (restricted period) that must be met to become vested. Restricted stock performance units granted in 2015 are earned based on the following performance targets: 65% of the awarded restricted stock performance units are earned based on the achievement of a target of diluted earnings per common share in 2017 and 35% of the restricted stock performance units are earned based on the achievement of a target of the efficiency ratio in 2017. The restricted stock performance units vest from 0.5x to 1.5x the number of units originally granted if the service requirement is satisfied at the end of the restricted period, depending on the predetermined performance targets met. No shares will be issued unless a performance condition has been achieved and the service requirement has been satisfied at the end of the restricted period. Restricted stock service-based units granted in 2015 cliff vest five years after the grant date.
Vesting of restricted stock performance units and restricted stock service-based units may be accelerated upon certain events, including a change in control of the Corporation and advanced notification of retirement of the participant. Upon vesting, the restricted stock performance units and restricted stock service-based units will be converted to shares of the Corporation's common stock on a one-to-one basis.
Retirement Plans.    Chemical Financial has a qualified pension plan that covers certain employees, a 401(k) savings plan that covers all employees and a supplemental pension plan currently covering only one active employee, the Chief Executive Officer. The Committee believes that Chemical Financial's retirement plans encourage long-term commitment by the Corporation's officers and assist Chemical Financial in attracting and retaining talented executives.
Discretionary Awards.    In 2015 and 2014, the board of directors approved discretionary awards to the named executive officers, paid in the form of shares of the Company’s common stock and cash. The purpose of these discretionary awards was to recognize the substantial contributions of our executive team in completing the acquisitions of Monarch Community Bancorp, Inc. and Lake Michigan Financial Corporation in 2015 and Northwestern Bancorp, Inc. in 2014. The value of the discretionary awards granted to the named executive officers in 2015 was as follows: Mr. Ramaker - $120,000; Mr. Kohn - $20,000; Ms. Gwizdala - $60,000; and Mr. Tomczyk - $30,000. The value of the discretionary award granted to the named executive officers in 2014 was as follows: Mr. Ramaker - $60,000; Mr. Kohn - $15,000; Ms. Gwizdala - $30,000; and Mr. Tomczyk - $25,000. Mr. Terpsma was not granted a discretionary award in 2015. Each award was paid primarily in the form of the Company’s common stock. The cash component of each award was designed to approximate the amount of taxes that would be required to be withheld on the total value of the award for each named executive officer. The cash portion of the discretionary awards are included in the Summary Compensation Table in the “Bonus” column and the equity component of the awards are included in the “Stock Awards” column. No discretionary awards were approved for the named executive officers in 2013.
Clawback Policy.    The Committee adopted a “clawback” policy for incentive-based compensation awards made in 2014 and thereafter. The clawback policy provides that all long-term and annual incentive-based compensation, including service-vested equity compensation and discretionary awards, that is earned after January 1, 2014 will be subject to repayment if it is paid to a member of the Senior Leadership Team in the three-year period preceding any date on which the Corporation is required to disclose a restatement of its financial statements due to material noncompliance with financial reporting requirements under the federal securities laws or as a result of misconduct or fraud. Repayment under the clawback provision is limited to the amount of incentive-based compensation that exceeds the amount of such compensation which would have been paid to such Senior Leadership Team member if the financial statements had been originally filed in their restated form. Any employee who has reasonable cause to believe that a violation under the clawback provision has occurred must promptly report such matters to the Committee. The Committee will exercise its business judgment in the fair application of the clawback policy and consider all relevant factors in determining whether the Corporation will seek to recover incentive compensation from the Senior Leadership Team members and the amount, timing and form of any incentive compensation recovery.

Summary Compensation Table
The following table shows information concerning the compensation earned from Chemical Financial, or its subsidiaries, during the three years ended December 31, 2015, by the Chief Executive Officer, the Chief Financial Officer and each of Chemical Financial's three most highly compensated executive officers who served in positions other than Chief Executive Officer or Chief Financial Officer at December 31, 2015 (the “named executive officers”). The positions listed in the table are those in which the named executive officer served at December 31, 2015.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total

David B. Ramaker	2015	$634,380	$37,921	$510,488	$183,599	$484,092	$261,000	$13,157	$2,124,637
Chairman, President and Chief Executive Officer of the Corporation and Chemical Bank	2014	569,042	18,966	405,791	170,840	468,800	705,000	12,207	2,350,646
	2013	546,580	—	348,154	164,273	494,464	123,000	9,832	1,686,303

Thomas W. Kohn	2015	$331,172	$6,320	$170,025	$66,998	$183,606	$—	$9,158	$767,279
Chief Executive Officer of InSite Capital, LLC and Vice Chairman of Chemical Bank	2014	309,652	4,742	149,116	65,051	181,975	239,000	8,968	958,504
	2013	300,571	—	115,040	84,205	187,200	36,000	7,513	730,529

Lori A. Gwizdala	2015	$318,629	$18,961	$191,462	$64,462	$190,461	$—	$8,566	$792,541
Executive Vice President, Chief Financial Officer and Treasurer of the Corporation and Chemical Bank	2014	297,924	9,483	154,121	62,583	197,430	381,000	8,394	1,110,935
	2013	289,183	—	110,692	81,015	186,617	—	7,456	674,963

James E. Tomczyk	2015	$293,545	$9,496	$139,278	$50,896	$140,369	$—	$19,177	$652,761
Executive Vice President and Senior Credit Officer of Chemical Bank	2014	274,472	7,903	122,595	49,415	137,269	36,000	18,794	646,448
	2013	266,412	—	73,124	79,964	135,936	—	17,832	573,268

Daniel W. Terpsma(9)	2015	$306,496	$—	$150,007	$—	$167,000	$—	$283,975	$907,478
Executive Vice President of Commercial Lending of Chemical Bank

(1)	Includes salary deferred under the Chemical Financial Corporation 401(k) Savings Plan and the Chemical Financial Corporation Nonqualified Deferred Compensation Plan.

(2)
For 2015, represents the cash portion of a discretionary award paid to the named executive officers upon completion of the acquisitions and systems conversions of Monarch Community Bancorp, Inc. and Lake Michigan Financial Corporation. For 2014, represents the cash portion of a discretionary award paid to the named executive officers upon completion of the acquisition and systems conversion of Northwestern Bancorp, Inc. Please see the “Elements of Compensation - Discretionary Awards” section of this proxy statement for a discussion of the discretionary awards.

(3)
Amounts reported include the grant date fair values of restricted stock performance units and restricted stock service-based units granted to the named executive officers in the respective years. The values of all stock awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 17 to the Corporation's 2015 consolidated financial statements included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2015. Restricted stock performance units granted to the named executive officers in 2015, 2014 and 2013 were determined to have a value at the grant date based on management's assessment that it was probable that the restricted stock performance units would vest in 2018, 2017 and 2016, respectively, at 1.0x the number of units granted. For restricted stock performance units, if the Corporation does not achieve the minimum performance conditions or the named executive officer does not satisfy the service requirements, then the restricted stock performance units will be forfeited and the named executive officers will receive no shares of Chemical common stock attributable to the forfeited units. For restricted stock service-based units, if the named executive officer does not satisfy the service requirements, then the restricted stock service-based units will be forfeited and the named executive officers will receive no shares of Chemical common stock attributable to the forfeited units. The amounts also include the aggregate grant date fair value of the stock portion of discretionary awards paid in 2015 to the named executive officers upon the completion of the acquisitions and systems conversions of Monarch Community Bancorp, Inc. and Lake Michigan Financial Corporation and paid in 2014 to named executive officers upon completion of the acquisition and systems conversion of Northwestern Bancorp, Inc.

(4)
If the highest level of performance conditions with respect to the restricted stock performance units granted in 2015 are satisfied, then the value of the restricted stock performance units and the restricted stock service-based units, combined, determined as of the grant date would be as follows: Mr. Ramaker - $612,024, Mr. Kohn - $223,352, Ms. Gwizdala - $214,905, Mr. Tomczyk - $169,680, and Mr. Terpsma - $150,007.

(5)
This amount represents the grant date fair value, computed in accordance with ASC 718, of the stock options granted for each named executive officer. For a discussion of the valuation assumptions, see Note 17 to the Corporation's 2015 consolidated financial statements included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2015. The per share exercise price of each option award was equal to the market value of Chemical Financial common stock on the date each option was granted.

(6)	This amount represents the annual cash bonus incentive earned by each named executive officer.

(7)
This amount is the positive change in the actuarial present value of the named executive officer's accumulated benefit under the Corporation's noncontributory defined benefit pension plan (Pension Plan) and, for Mr. Ramaker only, the Corporation's Supplemental Pension Plan (Supplemental Plan), as he is the only active employee who is a participant in the Supplemental Plan. The discount rates used to calculate the present values of Pension Plan and Supplemental Plan benefits at December 31, 2015 were 4.55% and 4.51%, respectively. Negative changes in 2015 for Ms. Gwizdala and Messrs. Kohn and Tomczyk of $16,000, $29,000 and $3,000, respectively, and in 2013 for Ms. Gwizdala and Messrs. Ramaker and Tomczyk of $53,000, $6,000 and $11,000, respectively, are not included in the table.

(8)
“All Other Compensation” consists only of employer contributions to the 401(k) Savings Plan, the taxable portion of employer paid premiums for life insurance, and dividend equivalents earned on restricted stock service-based units. The 2015 employer contributions to the 401(k) Savings Plan for Messrs. Tomczyk and Terpsma were $15,900 each. The amount for Mr. Terpsma also includes $265,385 paid in accordance with change in control provisions of Mr. Terpsma's previous employment agreement with Northwestern Bancorp, Inc. As permitted by SEC regulations, perquisites that in the aggregate total less than $10,000 per named executive officer are not included.

(9)	Mr. Terpsma joined Chemical Bank on November 1, 2014 upon the acquisition of Northwestern Bancorp, Inc. by Chemical Financial and qualified as a named executive officer for the first time in 2015.

Realized Compensation Table
To supplement the SEC required disclosure in the Summary Compensation Table, the following additional table has been included which shows the total compensation realized by each named executive officer, including incentive compensation elements that were earned and vested during the three years ended December 31, 2015. The Corporation believes that this table is useful to shareholders as it believes it reflects the compensation actually realized by the named executive officers. The Summary Compensation Table, as calculated under the SEC rules, includes several items that are impacted by accounting and actuarial assumptions and also may include amounts that are not ultimately realized, and therefore that table may not necessarily be reflective of realized compensation in a particular year.

					Value Realized
Name and Principal Position	Year	Salary	Bonus(1)	Non-Equity Incentive Plan Compensation(2)	Vesting of Stock Awards(3)	Exercise of Stock Options(4)	All Other Compensation(5)	Total	Percent of Reported(6)

David B. Ramaker	2015	$634,380	$37,921	$484,092	$568,524	$36,290	$—	$1,761,207	83%
	2014	569,042	18,966	468,800	543,510	375	—	1,600,693	68
	2013	546,580	—	494,464	269,878	—	—	1,310,922	78

Thomas W. Kohn	2015	$331,172	$6,320	$183,606	$182,315	$9,100	$—	$712,513	93%
	2014	309,652	4,742	181,975	179,596	4,122	—	680,087	71
	2013	300,571	—	187,200	92,943	—	—	580,714	79

Lori A. Gwizdala	2015	$318,629	$18,961	$190,461	$203,177	$16,110	$—	$747,338	94%
	2014	297,924	9,483	197,430	183,376	—	—	688,213	62
	2013	289,183	—	186,617	95,557	—	—	571,357	85

James E. Tomczyk	2015	$293,545	$9,496	$140,369	$127,074	$170,550	$—	$741,034	114%
	2014	274,472	7,903	137,269	119,848	—	—	539,492	83
	2013	266,412	—	135,936	58,023	114,743	—	575,114	100

Daniel W. Terpsma	2015	$306,496	$—	$167,000	$—	$—	$265,385	$738,881	81%

(1)
Amounts represent the cash portion of discretionary awards paid to the named executive officers upon completion of the acquisitions and systems conversions of Monarch Community Bancorp, Inc. and Lake Michigan Financial Corporation in 2015 and Northwestern Bancorp, Inc. in 2014. Please see the “Elements of Compensation - Discretionary Awards” section of this proxy statement for a discussion of the discretionary awards.

(2)
Amounts represent the annual cash bonus incentive earned by each named executive officer based on the Corporation's overall financial performance and the named executive's individual performance in 2013 through 2015.

(3)
Amounts reported include (a) restricted stock performance units granted in 2012, 2011 and 2010 that were vested in 2015, 2014 and 2013, respectively, based on the Corporation's performance targets in 2014, 2013 and 2012 being met at 1.1x, 1.175x and 1.048x, respectively, of targeted performance and the service requirement being met in 2015, 2014 and 2013, respectively; (b) restricted stock service-based units granted in 2012 that were vested in 2015 based on the service requirement being met in 2015; and (c) the stock portion of discretionary award paid to the named executive officers upon the completion of the acquisitions and systems conversions of Monarch Community Bancorp, Inc. and Lake Michigan Financial Corporation in 2015 and Northwestern Bancorp, Inc. in 2014. The value of vested stock awards is calculated by multiplying the number of shares issuable by the closing price of the Corporation's common stock at the date the shares were vested, including the grant date fair value of the stock portion of discretionary awards.

(4)
Stock options increase in value only if the market price of the Corporation's common stock increases in value after the date of grant. The value realized on stock options is the difference between the market price of the Corporation's common stock on the date the stock option is exercised and the stock option exercise price multiplied by the number of options exercised.

(5)	Represents the amount paid to Mr. Terpsma in accordance with change in control provisions of Mr. Terpsma's previous employment agreement with Northwestern Bancorp, Inc.

(6)	Computed by dividing total realized compensation in the “Total” column by “Total” compensation disclosed in the Summary Compensation Table.

Equity-Based Awards and Values
Named executive officers were granted equity-based compensation awards during 2015. The following table provides information concerning stock options, restricted stock performance units, restricted stock service-based units and other stock awards granted during 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)(1)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David B. Ramaker	2/27/2015(3)								21,857	$30.18	$183,599
	2/27/2015(4)				6,763	13,525	20,288				367,204
	2/27/2015(5)							2,028			61,205
	8/12/2015(6)							2,538			82,079
Thomas W. Kohn	2/27/2015(3)								7,976	$30.18	$66,998
	2/27/2015(4)				2,468	4,936	7,404				134,012
	2/27/2015(5)							740			22,333
	8/12/2015(6)							423			13,680
Lori A. Gwizdala	2/27/2015(3)								7,674	$30.18	$64,462
	2/27/2015(4)				2,375	4,749	7,124				128,935
	2/27/2015(5)							712			21,488
	8/12/2015(6)							1,269			41,039
James E. Tomczyk	2/27/2015(3)								6,059	$30.18	$50,896
	2/27/2015(4)				1,875	3,750	5,625				101,813
	2/27/2015(5)							562			16,961
	8/12/2015(6)							634			20,504
Daniel W. Terpsma	9/18/2015(5)							4,811			$150,007

(1)	Represents the closing market price of Chemical Financial common stock on the date of grant.

(2)
Grant date fair values of equity-based compensation awards are computed in accordance with ASC 718. The value of the restricted stock performance units was determined based on management's assessment that it was probable that the awards would vest at 1.0x the number of units granted (representing satisfaction of the target performance conditions).

(3)	Represents the award of stock options granted in 2015 under the Stock Incentive Plan of 2012.

(4)
Represents restricted stock performance units granted in 2015 under the Stock Incentive Plan of 2012. These restricted stock performance units will be earned in full or in part if Chemical Financial achieves, for 2017, the threshold, target, or maximum performance conditions established by the Compensation and Pension Committee. These restricted stock performance units have both a performance condition and a service requirement (restricted period) that must be met to become vested. Any restricted stock performance units that vest will be converted to shares of Chemical Financial's common stock on a one-for-one basis. Restricted stock performance units that do not vest will be forfeited and the named executive officers will receive no shares of Chemical Financial common stock attributable to the forfeited units.

(5)
Represents the award of restricted stock service-based units granted in 2015 under the Stock Incentive Plan of 2012. These restricted stock service-based units cliff vest five years after the grant date, except Mr. Terpsma's restricted stock service-based units, which cliff vest three years after the date of grant. Any restricted stock service-based units that vest will be converted to shares of Chemical Financial's common stock on a one-for-one basis. Restricted stock service-based units that do not vest will be forfeited and the named executive officer will receive no shares of Chemical Financial common stock attributable to the forfeited units.

(6)
Represents the stock portion of the discretionary award granted to the named executive officers upon completion of the acquisitions and systems conversions of Monarch Community Bancorp, Inc. and Lake Michigan Financial Corporation.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning stock options outstanding, exercisable and unexercisable, restricted stock performance units and restricted stock service-based units outstanding that have not vested for each named executive officer as of December 31, 2015:

		Option Awards(1)					Stock Awards(2)
	Award Date			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4)	Market Value of Shares or Units of Stock That Have Not Vested(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)
Name		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable

David B. Ramaker	7/20/2007	36,115			$24.78	7/20/2017
	2/25/2008	6,235			24.52	2/25/2018
	4/28/2009	7,949			21.10	4/29/2019
	3/25/2010	6,829			24.56	3/26/2020
	4/19/2011	9,681			19.97	4/20/2021
	2/21/2012	21,093			23.78	2/22/2022
	2/22/2013	8,880	13,319		25.14	2/23/2023	21,995	$753,769
	2/18/2014	3,545	14,177		29.45	2/19/2024	2,058	70,528	11,602	$397,601
	2/27/2015		21,857		30.18	2/28/2025	2,091	71,659	13,525	463,502
Thomas W. Kohn	7/20/2007	13,500			$24.78	7/20/2017
	2/25/2008	2,952			24.52	2/25/2018
	4/28/2009	4,107			21.10	4/29/2019
	3/25/2010	3,528			24.56	3/26/2020
	4/19/2011	4,894			19.97	4/20/2021
	2/21/2012	11,375			23.78	2/22/2022
	2/22/2013	4,552	6,827		25.14	2/23/2023	7,200	$246,744
	2/18/2014	1,350	5,398		29.45	2/19/2024	783	26,833	4,417	$151,371
	2/27/2015		7,976		30.18	2/28/2025	763	26,148	4,936	169,157
Lori A. Gwizdala	7/20/2007	14,595			$24.78	7/20/2017
	2/25/2008	3,308			24.52	2/25/2018
	4/28/2009	4,222			21.10	4/29/2019
	3/25/2010	3,627			24.56	3/26/2020
	4/19/2011	4,706			19.97	4/20/2021
	2/21/2012	10,937			23.78	2/22/2022
	2/22/2013	4,380	6,568		25.14	2/23/2023	6,927	$237,388
	2/18/2014	1,299	5,193		29.45	2/19/2024	753	25,805	4,250	$145,648
	2/27/2015		7,674		30.18	2/28/2025	734	25,154	4,749	162,748
James E. Tomczyk	3/25/2010	3,303			$24.56	3/26/2020
	2/22/2013	4,323	6,483		25.14	2/23/2023	4,516	$154,763
	2/18/2014	1,026	4,100		29.45	2/19/2024	595	20,391	3,356	$115,010
	2/27/2015		6,059		30.18	2/28/2025	579	19,842	3,750	128,513
Daniel W. Terpsma	9/18/2015						4,848	$166,141

(1)	Stock options granted after 2012 vest in five equal installments on the first, second, third, fourth and fifth anniversaries of the award date shown in the table.

(2)
The restricted stock performance units granted in 2015, 2014 and 2013 vest in 2018, 2017 and 2016, respectively, if certain minimum performance conditions are met during the relevant performance period and the relevant service conditions are satisfied at the end of the restricted period. If the relevant minimum performance conditions are not met during the relevant performance period, or the relevant service conditions are not satisfied at the end of the restricted period, then the restricted stock performance units will be forfeited and the named executive officers will receive no shares of Chemical Financial common stock attributable to the forfeited units. The restricted stock service-based units granted in 2015 cliff vest in February 2020 (except Mr. Terpsma's restricted stock service-based units which cliff vest in September 2018), the restricted stock service-based units granted in 2014 cliff vest in February 2019 and the restricted stock service-based units granted in 2013 cliff vest in February 2018 if the service conditions are met. If the relevant service conditions are not met, then the restricted stock service-based units will be forfeited and the named executive officers will receive no shares of Chemical Financial common stock attributable to the forfeited units.

(3)	Represents the closing market price of Chemical Financial common stock on date of grant.

(4)
Represents the number of earned but unvested restricted stock performance units that were granted in 2013 and the number of unvested restricted stock service-based units granted in 2013, 2014 and 2015.

(5)
Computed by multiplying the number of shares reported in the preceding column by the closing price of Chemical Financial's common stock as reported on The NASDAQ Stock Market® at December 31, 2015 of $34.27 per share.

(6)
The number of unearned restricted stock performance units. Reported assuming the units are earned and vested at 1.0x the number of units granted (representing satisfaction of target performance conditions).

2015 Option Exercises and Stock Vested
The following table provides information concerning stock options exercised and stock awards vested in 2015 for the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)

David B. Ramaker	12,500	$36,290	16,125	$486,445
Thomas W. Kohn	6,500	9,100	5,590	168,635
Lori A. Gwizdala	9,000	16,110	5,375	162,138
James E. Tomczyk	21,734	170,550	3,533	106,570
Daniel W. Terpsma	—	—	—	—

(1)
The number of shares shown is the gross number of shares covered by stock options exercised. The Corporation's share-based compensation plans permit the withholding of shares in payment of the stock option exercise price and for tax withholding purposes, resulting in a smaller number of shares acquired.

(2)
The value of exercised stock options is calculated by multiplying the number of stock options exercised by the difference between the closing price of the Corporation's common stock on the date of the exercise and the stock option exercise price.

(3) The number of shares shown is the gross number of shares covered by awards that were granted in prior years that vested in 2015. Shares for the required tax withholding were deducted from the gross number of shares vested, resulting in a smaller number of shares acquired upon vesting.

(4)
The dollar values reported in this column were calculated using the closing price of Chemical Financial's common stock as reported on The NASDAQ Stock Market® on February 27, 2015 of $30.18 per share for restricted stock performance units and on February 20, 2015 of $30.09 per share for restricted stock service-based units, which were the vesting dates of the stock awards.

Pension Benefits in 2015
The following table provides information concerning pension benefits for the named executive officers as of December 31, 2015:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

David B. Ramaker	Employees' Pension Plan	26.2	$1,493,000	$—
	Supplemental Pension Plan	26.2	1,688,000	—
Thomas W. Kohn	Employees' Pension Plan	29.2	1,614,000	—
Lori A. Gwizdala	Employees' Pension Plan	30.0	1,604,000	—
James E. Tomczyk	Employees' Pension Plan	7.4	205,000	—
Daniel W. Terpsma	Employees' Pension Plan	—	—	—

Chemical Financial's noncontributory Pension Plan is considered a tax-qualified retirement plan. Chemical Financial has the authority to change or terminate the Pension Plan at any time. The Internal Revenue Code limits both the amount of eligible compensation for benefit calculation purposes and the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974 (ERISA), Chemical Financial established a Supplemental Plan that provides for the payment to certain executive officers of Chemical Financial, as determined by the Compensation and Pension Committee, of the benefits to which they would have been entitled, calculated under the provisions of the Pension Plan, as if the limits imposed by the Internal Revenue Code did not apply. As of December 31, 2015, Mr. Ramaker was the only active employee eligible for benefits under the Supplemental Plan.
Pension Plan benefits are based on the annual base salary of eligible employees as of January 1 of each year. The amount shown in the column “Salary” in the Summary Compensation Table in this proxy statement is representative of the most recent calendar year compensation used in calculating average pay under the Pension Plan (subject to any applicable cap under ERISA for employees who are not included in the Supplemental Plan). Upon retirement at age 65, a retiree will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, (subject to any applicable cap under ERISA for employees who are not included in the Supplemental Plan) multiplied by the retiree's number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the Pension Plan. The Pension Plan provides for vesting of benefits after attaining five years of service, disability and death benefits, and optional joint and survivor benefits for the employee and his or her spouse. Additionally, unreduced Pension Plan benefits are available for retirement at age 60 and above when the retiree's age plus vested years of service equals at least 85. Pension Plan benefits for non-grandfathered employees will be based on years of credited service as of June 30, 2006 and generally average annual base salary as of January 1 for the five years preceding June 30, 2006. Mr. Tomczyk's pension benefits were frozen as of June 30, 2006.
The present value of accumulated benefits under the Pension Plan shown in the Pension Benefits table is based on the assumption that an employee retires at the earliest unreduced retirement age defined under the Pension Plan; which is the earlier of normal retirement age or age 60 or older with 85 points (age plus vested years of service). The assumed retirement age is age 65 for Mr. Tomczyk and age 60 for all other named executive officers. The present value of accumulated benefits is also based on the assumption that the employee will elect a benefit for his or her life with 120 monthly payments guaranteed. If the employee were to elect a benefit payable to a surviving spouse of 50% or more of the employee's retirement benefit or for the employee's life only, or retire beyond age 65, the retirement benefit for the employee would be adjusted. The benefits listed in the Pension Benefits table are not subject to a deduction for social security or any other offset amount.
The present value of accumulated Pension Plan and Supplemental Plan benefits at December 31, 2015 was computed using discount rates of 4.55% and 4.51%, respectively, and the RP-2014 mortality tables projected using the mortality improvement scale MP-2015 as required by the Pension Protection Act of 2006 (PPA). Lump sum retirement benefits are not available in the Pension Plan, unless an employee is involuntarily terminated or the option was available in a predecessor plan. A portion of Mr. Tomczyk's Pension Plan benefits are available to be paid in a lump-sum at his election, due to this benefit payment option having been available in a predecessor plan. In addition, Mr. Ramaker's benefits under the Supplemental Plan, upon a change in control, would be paid in a lump sum. For purposes of the Supplemental Plan, a change in control is a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934, as amended. At December 31, 2015, Mr. Ramaker's pro forma lump sum distribution payable in the event of a change in control was calculated at $1,724,081 using interest and mortality assumptions set forth under IRC Section 417(e)(3) as modified by the PPA.

Deferred Compensation
In September 2006, the board of directors approved the Chemical Financial Corporation Deferred Compensation Plan (DC Plan), a voluntary nonqualified supplemental retirement program for a select group of management personnel. The DC Plan is unfunded for tax purposes and for purposes of ERISA. The named executive officers in this proxy statement are eligible to participate in the DC Plan. There are no employer contributions to the DC Plan. Participants may elect to defer up to 75% of their salary, excluding bonus, to the DC Plan. The election to defer compensation under the DC Plan is irrevocable for each plan year as of the beginning of the plan year. Participant contributions are made into a grantor trust for the purpose of providing for payment of the deferred compensation under this plan. The investment of employee contributions are self-directed by participants within an established array of money market, equity and fixed income mutual funds. The aggregate earnings on these investments, by each named executive officer who is a participant in the DC Plan, are included in the table below, and are attributable to the specific investments selected by each participant. Participants may change the designation of their investments at such times as mutually agreed by the parties. As of December 31, 2015, participants could change their investment designation on a daily basis. Participants elect, in advance of the deferral of their compensation, when the funds will be distributable. The aggregate balances of the participants are distributable, as designated by each participant, during January of the calendar year following the calendar year in which any of the following occur: the participant's termination of employment; a change in control; the participant's death or disability; an unforeseeable emergency; or at a specified time, as determined by the participant. The DC Plan provides for distributions to be made in a lump sum amount, five-year installments or ten-year installments, as elected by the participant.
2015 Nonqualified Deferred Compensation
The following table provides information concerning nonqualified deferred compensation for the named executive officers as of and for the year ended December 31, 2015:

Name	Executive Contributions in Last FY(1)	Company Contributions in Last FY	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

David B. Ramaker	$199,992	$—	$5,271	$—	$401,826
Thomas W. Kohn	91,000	—	232	—	376,442
Lori A. Gwizdala	76,994	—	1,714	—	215,296
James E. Tomczyk	—	—	—	—	—
Daniel W. Terpsma	73,032	—	(506)	—	72,526

(1)	Amounts included in this column are included in the Salary column in the Summary Compensation Table.

(2)	Amounts included in this column are not included in the Summary Compensation Table.

(3)
The aggregate balance at last fiscal year-end shown in this column includes contributions in prior years which were reported as “Salary” on the Summary Compensation Table for the applicable year. Contributions in prior years that have previously been reported as “Salary” are as follows: $160,998 for Mr. Ramaker, $219,322 for Mr. Kohn and $110,996 for Ms. Gwizdala.

Potential Payments upon Termination or Change in Control
Our named executive officers may receive payments in connection with a termination of employment or change in control under the Pension Plan, Supplemental Plan and DC Plan, as described above.
None of our executive officers has a severance agreement, employment agreement or other similar agreement. Our shareholder-approved equity compensation plans provide for the acceleration of vesting of certain awards in connection with a change in control of the Company or termination of employment due to the death, disability or retirement of the plan participant.
Under the terms of the Stock Incentive Plan of 2006, the Stock Incentive Plan of 2012 and the Stock Incentive Plan of 2015, if a participant terminates his or her employment because of death, disability or retirement, then the restricted stock performance units and restricted stock service-based units held by such participant may vest on a pro-rata basis. However, the restricted stock performance units will vest only if the Company achieves at least the threshold level of relevant performance conditions. If the threshold level of performance is achieved, the participant will vest in a number of restricted stock performance units determined by multiplying the number of units that would have vested had the participant continued his or her employment by the percentage of the performance period completed prior to the termination (i.e., the number of full months completed divided by 36). Restricted stock service-based units will vest based on the number of full months completed divided by the vesting period of the grant, which would be 36 or 60 months. If an employee retires and gives minimum advance notification of retirement, all restricted stock service-based units vest upon retirement. All remaining restricted stock performance units and restricted stock service-based units are forfeited and returned to the Company, except that the Compensation and Pension Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares or units.
The following table shows the aggregate amounts our named executive officers would have realized under the shareholder approved equity compensation plans in connection with a change in control, assuming that such change in control took place on December 31, 2015.

Acceleration of Equity Awards in Connection with a Change in Control(1)	David B. Ramaker	Thomas W. Kohn	Lori A. Gwizdala	James E. Tomczyk	Daniel W. Terpsma

Restricted Stock Performance Units	$1,532,932	$535,778	$515,455	$374,366	$—
Restricted Stock Service-based Units	224,127	84,475	81,288	64,153	166,141
Stock Options(2)	1,311,716	603,589	606,240	180,220	—
Total	$3,068,775	$1,223,842	$1,202,983	$618,739	$166,141

(1)
Under the terms of the Stock Incentive Plan of 2006, the Stock Incentive Plan of 2012 and the Stock Incentive Plan of 2015, if a change in control of the Company occurs, all outstanding stock options become vested and exercisable in full immediately prior to the effective time of the change in control and shall remain exercisable during the remaining terms thereof, regardless of whether the participants remain in the employ or service of the Company or any subsidiary, and all other outstanding equity awards shall become immediately fully vested and issuable and nonforfeitable, including the waiver of all performance conditions. Restricted stock performance units that have not been earned, and unvested restricted stock service-based units, become vested at 1.0x the number of units issued. Each restricted stock performance unit and each restricted stock service-based unit is converted into one share of the Company's common stock. The value reported in this table is the number of shares of the Company's common stock calculated on this basis multiplied by the closing price of Chemical Financial common stock as reported on The NASDAQ Stock Market® at December 31, 2015 of $34.27 per share. Restricted stock performance units that have been earned but not vested are included at the earned performance measurement and their value is reported on this basis multiplied by the closing price of Chemical Financial common stock as reported on The NASDAQ Stock Market® at December 31, 2015 of $34.27 per share.

(2)
Represents the aggregate positive “spread” between the exercise price and the closing price of Chemical Financial's common stock as reported on The NASDAQ Stock Market® at December 31, 2015 of $34.27 per share for in-the-money options outstanding, both vested and unvested, as of December 31, 2015.

Under the terms of the Company's equity incentive plans, outstanding unvested stock options are not accelerated due to retirement, death or disability. Stock options remain exercisable in accordance with their terms following termination due to retirement. In the event of death, the options may be exercised by the personal representative of such participant for a period of one year after death, but only to the extent that the decedent was entitled to exercise the stock options and not beyond the original term of the stock options. Stock options may be exercised for one year following termination due to disability, but only to the extent that the participant was entitled to exercise the stock options on the date of termination and not beyond the original term of the stock options.

Director Compensation
During 2015, Chemical Financial compensated its directors who were not employees of Chemical Financial or Chemical Bank with an annual retainer of $20,000 and additional annual retainers of $15,000 for service as the lead independent director and $10,000 for service as a committee chair (each paid in a mix of cash and stock, as discussed in more detail below). Chemical Financial directors were also compensated at the rate of $1,000 to $1,250 for each board of directors meeting attended and at the rate of $750 for each committee meeting attended. Chemical Financial directors also receive compensation for certain special meetings and training sessions held on an as needed basis. During 2015, non-employee Chemical Bank directors were compensated with an annual retainer of $20,000 ($10,000 if also a Chemical Financial director) and $3,000 for service as a committee chair (each paid in a mix of cash and stock, as discussed in more detail below). Chemical Bank directors were compensated at a rate of $1,000 for each Chemical Bank board of directors meeting attended, at a rate of $750 for every Chemical Bank Loan Committee meeting attended and at a rate of $550 for each other Chemical Bank committee meeting attended. In 2015, community advisory directors were compensated with an annual retainer fee of $3,000 and at the rate of $250 for every community advisory director meeting attended. Employees of Chemical Financial or Chemical Bank do not receive any compensation for serving on, or attending meetings of, the board of directors of Chemical Financial or Chemical Bank or any community advisory director meetings or meetings of any of their committees.
On April 21, 2008, the shareholders approved the Chemical Financial Corporation Directors' Deferred Stock Plan (DDSP), authorizing the issuance of up to 400,000 shares of Chemical Financial common stock. The DDSP provides benefits to non-employee directors of Chemical Financial and Chemical Bank in the form of an equity retainer that is required to be deferred annually and invested in stock units representing shares of Chemical Financial common stock. The equity retainer is 50% of the annual retainer of each non-employee director, or such greater percentage as determined by the board of directors. The annual retainer is a lump sum amount paid to each non-employee director for the director's service throughout the year. The difference between the annual retainer and the equity retainer is the cash retainer. The DDSP allows each non-employee director to voluntarily defer the cash retainer and/or all director and/or community advisory director fees and invest in stock units representing shares of Chemical Financial common stock. The amount of the annual retainer, director and community advisory director fees contributed to the DDSP are vested immediately. The deferral election must be made before the beginning of a plan year. The DDSP is an unfunded supplemental nonqualified deferred compensation plan that complies with Internal Revenue Code Section 409A.
The equity retainer and any cash retainer voluntarily contributed to the DDSP are converted to stock units on the date paid. Any director and community advisory director fees that are voluntarily contributed to the DDSP are converted to stock units on the date Chemical Financial pays its next quarterly cash dividend. The number of stock units credited to each participating director's account is determined by dividing the dollar amount of the equity retainer and any deferred cash retainer by the market value of a single share of Chemical Financial common stock on the date the annual retainer is paid, and by dividing the dollar amount of any deferred director and community advisory director fees by the market value of a single share of Chemical Financial common stock on the next quarterly cash dividend payment date. Each participating director's account is also credited with dividend equivalents on each date Chemical Financial pays cash dividends. Dividend equivalents are a number of stock units equal to the number of shares of common stock that have a market value equal to the amount of any cash dividends that would have been paid to a shareholder owning the number of shares of common stock represented by stock units in a participating director's account on each cash dividend payment date.
Distributions will be made in common stock of Chemical Financial equal to the number of stock units in the participating director's account. Any fractional shares will be paid in cash. Distributions will not be made until a director retires or terminates service as a director or upon the death of the director or a change in control of Chemical Financial. For common stock issued upon a director's retirement from or termination of service, the director has a choice to receive the shares in a lump sum or in five annual installments. A director must make an irrevocable election between the lump sum and five annual installments at the time the director begins participating in the DDSP. The election is irrevocable and applies to all future deferral elections. Upon a change in control of Chemical Financial or death of the director, shares will be issued in a lump sum. Chemical Financial may also permit a distribution to a participating director due to an unforeseeable emergency.
Messrs. Fitterling, Laethem, Pelizzari and Stauffer made voluntary contributions to the DDSP during 2015.

2015 Director Compensation
The following table sets forth the compensation paid to Chemical Financial directors for services rendered during 2015:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total

Gary E. Anderson	$28,700	$10,000				$4,702	$43,402
Nancy Bowman(4)	12,450					831	13,281
James R. Fitterling	30,450	15,000				8,225	53,675
Thomas T. Huff(5)	12,800					827	13,627
Michael T. Laethem(4)	21,400					3,594	24,994
James B. Meyer(4)	17,900					568	18,468
Terence F. Moore	32,450	10,000				4,964	47,414
John E. Pelizzari	58,500	15,000				1,283	74,783
Grace O. Shearer(4)	16,200					1,687	17,887
Larry D. Stauffer	56,600	20,000				19,344	95,944
Franklin C. Wheatlake	66,750	32,500				4,933	104,183

(1)
Represents the aggregate dollar amount of all fees earned or paid in cash for services as a director of Chemical Financial and Chemical Bank, including the cash retainer, committee and/or committee chair fees, lead independent director fee, and meeting and community advisory director fees, including any fees voluntarily deferred under the DDSP. Voluntary deferrals of the cash retainer and other fees in 2015 were as follows: $30,450 by Mr. Fitterling, $11,650 by Mr. Laethem, $19,750 by Mr. Pelizzari and $56,600 by Mr. Stauffer.

(2)
Represents the grant date fair value computed in accordance with ASC 718. The amounts reported represent one-half of the annual retainer paid to each director in 2015 and deferred and invested in stock units representing shares of Chemical Financial common stock (i.e., the equity retainer). The aggregate number of stock awards earned by each director for services, voluntary contributions made by the director to the DDSP and dividend equivalents credited to each director's DDSP participant account since becoming a director is represented by the number in the column titled "Stock Units" set forth in the table under the heading “Ownership of Chemical Financial Common Stock by Directors and Executive Officers” and such information is here incorporated by reference.

(3)	Represents dividend equivalents paid in 2015 on stock units in the DDSP. As permitted by SEC regulation, perquisites that in the aggregate total less than $10,000 are not included.

(4)	Served as a director of Chemical Financial until April 20, 2015.

(5)	Mr. Huff retired from the board of directors at the annual meeting on April 20, 2015 in accordance with the Company’s mandatory age retirement policy.

Other Matters
Transactions with Related Persons
Directors, officers, principal shareholders and their associates and family members were customers of, and had transactions (including loans and loan commitments) with, Chemical Bank in the ordinary course of business during 2015. All such loans and commitments were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Corporation and did not involve more than a normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. None of these loan relationships presently in effect were in default as of the date of this proxy statement. The Audit Committee reviews and approves all transactions between the Corporation and related persons which are required to be reported under Securities and Exchange Commission Regulation S-K, Item 404.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of Chemical Financial and persons who beneficially own more than 10% of the outstanding shares of Chemical Financial's common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the Securities and Exchange Commission. Securities and Exchange Commission regulations require such persons to furnish Chemical Financial with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports furnished to us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe, except as described below, that all applicable Section 16(a) reporting and filing requirements were satisfied on a timely basis by such persons from January 1, 2015 through December 31, 2015. Mr. Lievense inadvertently filed late one report covering one gift of shares. The transaction was reported promptly upon discovery.
Shareholder Proposals
A Chemical shareholder seeking to present a proposal at a Chemical annual meeting of shareholders must submit a notice to the Corporate Secretary of Chemical in accordance with Chemical's bylaws not less than 120 calendar days prior to the date corresponding to the date of Chemical's proxy statement or notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders, in the case of an annual meeting (unless Chemical did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than 10 days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting, in the case of a special meeting. A Chemical shareholder seeking to include a proposal in Chemical's proxy statement and form of proxy relating to a meeting of shareholders must submit the proposal to Chemical in accordance with SEC Rule 14a-8. With respect to Chemical's 2017 annual meeting of shareholders, the deadline to submit a notice of a proposal and to include a proposal in Chemical's proxy statement and form of proxy relating to the meeting is November 4, 2016.
A Chemical shareholder seeking to nominate an individual for election as a Chemical director must submit a notice to the Corporate Secretary of Chemical in accordance with the Chemical Bylaws not less than 120 days prior to the date of the meeting, in the case of an annual meeting, and not more than seven days following the date of notice of the meeting, in the case of a special meeting.

Solicitation of Proxies
Directors, officers and employees of Chemical Financial and its affiliates will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of Chemical Financial common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. Chemical Financial will pay all costs of solicitation of proxies. Chemical Financial has engaged Georgeson Shareholder Communications, Inc. at an estimated fee of $1,200, plus out-of-pocket expenses, to assist in the distribution of these materials. We will also solicit proxies by telephone and the Internet. See the enclosed proxy for instructions.

Important Notice Regarding Delivery of Shareholder Documents
As permitted by Securities and Exchange Commission rules, only one copy of this 2016 Proxy Statement and the 2015 Annual Report to Shareholders is being delivered to multiple shareholders sharing the same address unless Chemical Financial has received contrary instructions from one or more of the shareholders who share the same address. We will deliver on a one-time basis, promptly upon written or oral request from a shareholder at a shared address, a separate copy of our 2016 Proxy Statement and the 2015 Annual Report to Shareholders. Requests should be made to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 235 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis. Such instructions must be in writing, must be signed by each shareholder who is currently receiving a separate copy of the documents, must be addressed to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 235 E. Main Street, Midland, Michigan 48640, and will continue in effect unless and until we receive contrary instructions as provided below. Any shareholder sharing an address may request to receive and instruct us to send separate copies of the proxy statement and annual report to shareholders on an ongoing basis by written or verbal request to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 235 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. We will begin sending separate copies of such documents within thirty days of receipt of such instructions.
Availability of Information
Chemical Financial's combined 2015 Annual Report to Shareholders and Form 10-K Annual Report, including financial statements and financial statement schedules, but not the exhibits to the Form 10-K, and the 2016 Notice of Annual Meeting and Proxy Statement are available on the following website, www.edocumentview.com/chfc or through the United States Securities and Exchange Commission's website at www.sec.gov. This information may be obtained without charge upon written request to Chemical Financial Corporation. Please direct your requests to Chemical Financial Corporation, 235 E. Main Street, Midland, Michigan 48640, Attn: Lori A. Gwizdala, Chief Financial Officer. Copies of exhibits to the Form 10-K may be requested at the cost of 30 cents per page from the Corporation.
By Order of the Board of Directors
David B. Ramaker
Chairman, Chief Executive Officer and President

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY OR VOTE BY TELEPHONE OR THE INTERNET.

CHEMICAL
FINANCIAL CORPORATION®

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 18, 2016.

Vote by Internet

- Go to **www.envisionreports.com/CHFC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Please do not vote by more than one method. The last vote received will be your official vote. Do not return this proxy if you are voting by the Internet or by telephone.

Annual Meeting Proxy

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of 7 Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Gary E. Anderson	☐	☐	04 - John E. Pelizzari	☐	☐	07 - Franklin C. Wheatlake	☐	☐
02 - James R. Fitterling	☐	☐	05 - David B. Ramaker	☐	☐			
03 - Richard M. Lievense	☐	☐	06 - Larry D. Stauffer	☐	☐			

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTION B OF THIS CARD

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CHEMICAL FINANCIAL CORPORATION®

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Proxy — Chemical Financial Corporation

This Proxy is Being Solicited on Behalf of the Board of Directors of the Corporation for the Annual Meeting of Shareholders – April 18, 2016

The undersigned hereby appoints Gary E. Anderson, James R. Fitterling and David B. Ramaker, jointly and severally, proxies, with full power of substitution, to vote all the shares of common stock of CHEMICAL FINANCIAL CORPORATION that the undersigned may be entitled to vote, held of record by the undersigned on February 18, 2016, at the annual meeting of shareholders of Chemical Financial Corporation to be held at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, on Monday, April 18, 2016, and at any adjournment of the meeting, on all matters that come before, and on all matters incident to the conduct of, the meeting and any and all adjournments of the meeting.

If this proxy is properly executed and returned, your shares will be voted as specified. Where a choice is not specified, the proxies will vote the shares represented by this proxy FOR election of all director nominees, FOR Proposals 2 and 3, and in accordance with their discretion on any other matters that may come before or that are incident to the conduct of the meeting, including any vote to adjourn the meeting.

(Continued and to be signed on the reverse side.)

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTION B OF THIS CARD

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